                                                                    Exhibit 2(A)


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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             COMPUDYNE CORPORATION,

                               NEW TIBURON, INC.,

                                       and

                                  TIBURON, INC.

                            Dated as of May 10, 2001






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
                                TABLE OF CONTENTS

                                                                                               Page
ARTICLE I - THE MERGER                                                                           2

Section 1.1.      The Merger                                                                     2
Section 1.2.      Closing                                                                        2
Section 1.3.      Effective Time of the Merger                                                   2
Section 1.4.      Effects of the Merger                                                          3
Section 1.5.      Articles of Incorporation                                                      3
Section 1.6.      Bylaws                                                                         3
Section 1.7.      Directors                                                                      3
Section 1.8.      Officers                                                                       3

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS           3

Section 2.1.      Conversion of Shares                                                           3
Section 2.2.      Shares of Dissenting Stockholders                                              7
Section 2.3.      Cancellation and Retirement of Shares                                          7
Section 2.4.      Resolution of Unindemnified Common Stock Purchase Agreement Loss Disputes      7
Section 2.5.      Exchange Agent                                                                 7
Section 2.6.      Stock Options and Warrants                                                     8
Section 2.7.      Exchange of Certificates                                                       9

ARTICLE III -[INTENTIONALLY OMITTED]                                                            11

ARTICLE IV-REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                        11

Section 4.1       Corporate Organization                                                        11
Section 4.2       Capitalization; Ownership of Stock                                            12
Section 4.3       No Subsidiaries                                                               12
Section 4.4       Authorization; Binding Agreement                                              12
Section 4.5       Financial Statements and Undisclosed Liabilities                              13
Section 4.6       [Intentionally Omitted]                                                       14
Section 4.7       Taxes                                                                         14
Section 4.8       Environmental, Health and Safety Matters                                      15
Section 4.9       Title to and Condition of Assets                                              19
Section 4.10      Conduct of the Business                                                       20
Section 4.11      Intellectual Property                                                         20
Section 4.12      Contracts                                                                     23
Section 4.13      Litigation                                                                    25
Section 4.14      Insurance                                                                     25
Section 4.15      Employee Benefit Plans                                                        25
Section 4.16      Personnel                                                                     28
Section 4.17      Governmental and Other Approvals                                              29

Section 4.18      Accounts; Accounts Receivable                                                30
Section 4.19      Brokerage                                                                    30
Section 4.20      Labor Relations                                                              30
Section 4.21(a)   Product Warranty                                                             31
Section 4.21(b)   Product Liability                                                            31
Section 4.21(c)   Product Defects                                                              31
Section 4.22      Corporate Name                                                               31
Section 4.23      Prepayment of Liabilities                                                    31
Section 4.24      Compliance With the Foreign Corrupt Practices Act and Export Control
                  and Anti-Boycott Laws                                                        32
Section 4.25      Insider Interests                                                            32
Section 4.26      Disclosure                                                                   33
Section 4.27      No Material Change                                                           33
Section 4.28      Conduct of Business                                                          33

ARTICLE V- REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB                             34

Section 5.1       Corporate Organization                                                       34
Section 5.2.      Authority; Noncontravention                                                  34
Section 5.3.      SEC Documents; Financial Statements; No Undisclosed Liabilities              36
Section 5.4.      Information Supplied                                                         36
Section 5.5.      Absence of Certain Changes or Events                                         37
Section 5.6.      Interim Operations of Merger Sub                                             37
Section 5.7.      Capital Structure                                                            37
Section 5.8.      Litigation                                                                   37
Section 5.9.      Compliance with Laws, Etc.                                                   38
Section 5.10.     [Intentionally Omitted]                                                      38
Section 5.11.     Brokers                                                                      38
Section 5.12      Taxes                                                                        38
Section 5.13      Environmental, Health and Safety Matters                                     39
Section 5.14      Disclosure                                                                   40

ARTICLE VI-COVENANTS                                                                           41

Section 6.1.      Conduct of Business                                                          41
Section 6.2.      Action by Company Stockholders                                               42
Section 6.3.      Letter of the Company's Accountants                                          43
Section 6.4.      Access to Information                                                        43
Section 6.5       [Intentionally Omitted]                                                      43
Section 6.6.      Cooperation in Arrangements with Lenders                                     43
Section 6.7.      [Intentionally Omitted]                                                      44
Section 6.8.      Confidentiality                                                              44
Section 6.9.      Access to Information                                                        44
Section 6.10.     Confidentiality                                                              44
Section 6.11.     Obligations of Merger Sub                                                    44
Section 6.12.     [Intentionally Omitted]                                                      45

Section 6.13.     Letter of Parent's Accountants                                               45
Section 6.14.     [Intentionally Omitted]                                                      45
Section 6.15.     Director and Officer Liability                                               45
Section 6.16.     Current Reporting Company                                                    45
Section 6.17      Registration Rights Agreements                                               46
Section 6.18      Representation on Parent Board of Directors                                  46
Section 6.19      Arbitration                                                                  46

ARTICLE VII - COVENANTS OF PARENT, MERGER SUB AND THE COMPANY                                  46

Section 7.1.      Preparation of Form S-4 and the Information Statement                        47
Section 7.2.      Reasonable Efforts; Notification                                             47
Section 7.3.      Public Announcements                                                         47
Section 7.4.      [Intentionally Omitted]                                                      48
Section 7.5.      Stock Exchange Listing                                                       48
Section 7.6.      Takeover Statutes                                                            48
Section 7.7.      Tax Consequences                                                             48

ARTICLE VIII -CONDITIONS TO THE MERGER                                                         48

Section 8.1.      Conditions to the Obligations of Each Party                                  48
Section 8.2.      Conditions to the Obligations of Parent and Merger Sub                       49
Section 8.3.      Conditions to the Obligations of the Company                                 50

ARTICLE IX  - TERMINATION                                                                      50

Section 9.1.      Termination                                                                  50
Section 9.2.      Effect of Termination                                                        51
Section 9.3.      Fees and Expenses                                                            51

ARTICLE X  - MISCELLANEOUS                                                                     51

Section 10.1.     Definitions                                                                  51
Section 10.2.     Notices                                                                      52
Section 10.3.     Survival of Representations and Warranties                                   53
Section 10.4.     Indemnification                                                              53
Section 10.5.     Amendments; No Waivers                                                       54
Section 10.6.     Successors and Assigns; Parties in Interest                                  54
Section 10.7.     Governing Law; Submission to Jurisdiction                                    54
Section 10.8.     Specific Performance                                                         54
Section 10.9.     Counterparts; Effectiveness; Interpretation                                  55
Section 10.10     Knowledge Qualifiers                                                         55

                             INDEX OF DEFINED TERMS

                                                                                         Page
Acquisition .........................................................................  Section 6.1
Affiliate ...........................................................................  Section 4.25
Associate ...........................................................................  Section 4.25
Agreement............................................................................  Preamble
Billings in Excess ..................................................................  Section 4.18
California Corporation Law ..........................................................  Section 2.2
Capital Stock .......................................................................  Section 4.2
CERCLA ..............................................................................  Section 4.8
Certificate of Merger................................................................  Section 1.2
Closing..............................................................................  Section 1.2
Closing Date.........................................................................  Section 1.2
Code.................................................................................  Recitals
Common Stock Purchase Agreement .....................................................  Section 2.1
Company..............................................................................  Preamble
Company Common Stock.................................................................  Recitals
Company Disclosure Letter............................................................  Section 4
Company Preferred Stock..............................................................  Section 2.1
Company Stock Options................................................................  Section 2.6
Company Stockholder Approval.........................................................  Section 4.4
Confidentiality Agreement............................................................  Section 6.8
Consent .............................................................................  Section 4.17
Consideration for Company Common Stock...............................................  Section 2.1
Costs in Excess .....................................................................  Section 4.18
6.0% Cumulative Preferred............................................................  Section 2.1
6.5% Cumulative Preferred............................................................  Section 2.1
7.5% Cumulative Preferred............................................................  Section 2.1
Default .............................................................................  Section 6.6
Defined Benefit Plan ................................................................  Section 4.15
Disputed Amount .....................................................................  Section 2.4
Dissenting Shares....................................................................  Section 2.2
Dissenting Stockholder...............................................................  Section 2.2
Effective Time.......................................................................  Section 1.3
Employee Plans.......................................................................  Section 4.15
Environment .........................................................................  Section 4.8
Environmental, Health and Safety Liabilities.........................................  Section 4.8
Environmental Law....................................................................  Section 4.8
ERISA................................................................................  Section 4.15
ERISA Affiliate......................................................................  Section 4.15
Event of Default.....................................................................  Section 6.6
Exchange Act.........................................................................  Section 4.5
Exchange Agent.......................................................................  Section 2.5
Exchange Fund........................................................................  Section 2.7
Exchange Ratio.......................................................................  Section 2.1
Facilities...........................................................................  Section 4.8

Form S-4.............................................................................  Section 7.1
Governmental Entity..................................................................  Section 4.17
Hazardous Activity...................................................................  Section 4.8
Hazardous Materials..................................................................  Section 4.8
Indemnified Party....................................................................  Section 6.15
Information Statement................................................................  Section 4.17
Intellectual Property................................................................  Section 4.11
Major Stockholder(s).................................................................  Recitals
Material Adverse Change..............................................................  Section 0.1
Material Adverse Effect..............................................................  Section 10.1
Merger...............................................................................  Recitals
Merger Consideration.................................................................  Section 2.1
Merger Sub...........................................................................  Preamble
Merger Sub Stockholder Approval......................................................  Section 5.2
Multiemployer Plan...................................................................  Section 4.15
Occupational Safety and Health Law...................................................  Section 4.8
Option Plan..........................................................................  Section 2.6
Parent...............................................................................  Preamble
Parent Common Stock..................................................................  Section 2.1
Parent Disclosure Letter.............................................................  Section 5
Parent's Notice of Merger Election...................................................  Section 1.1
Parent SEC Documents.................................................................  Section 5.3
Parent Stockholder Approval..........................................................  Section 5.2
Preferred Stock Purchase Agreement ..................................................  Section 2.1
Redelivering Party...................................................................  Section 9.2
Release..............................................................................  Section 4.8
Representative.......................................................................  Section 4.8
Restraints...........................................................................  Section 8.1
SEC..................................................................................  Section 4.17
Securities Act.......................................................................  Section 2.1
Stock Percentage.....................................................................  Section 2.1
Stockholders Agreement...............................................................  Recitals
Surviving Corporation................................................................  Section 1.1
Surviving Corporation Preferred Stock................................................  Section 2.1
Tax Return ..........................................................................  Section 4.7
Threat of Release....................................................................  Section 4.8
Tiburon Nominees ....................................................................  Section 6.18
Unindemnified Common Stock Purchase Agreement Loss ..................................  Section 2.1
Virginia Corporation Law.............................................................  Recitals
VWAP.................................................................................  Section 2.1

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of May 10, 2001 by and among COMPUDYNE CORPORATION, a corporation organized under and governed by the laws of the State of Nevada with its principal offices located at 7249 National Drive, Hanover, MD 21076 ("PARENT"),New Tiburon, Inc., a corporation organized under and governed by the laws of the Commonwealth of Virginia, with its principal offices located at 7249 National Drive, Hanover, MD 21076, and a wholly-owned subsidiary of Parent ("MERGER SUB") and TIBURON, INC., a corporation organized under the laws of the Commonwealth of Virginia, with its primary offices located at 39350 Civic Center Drive, Suite 280, Fremont, CA 94538 (the "COMPANY").

                                    RECITALS

      WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), are advisable and are fair to and in the best interests of the stockholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such stockholders;

      WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company, and Parent, acting as the sole stockholder of Merger Sub, have approved the merger of the Company with and into Merger Sub with Merger Sub as the surviving corporation as set forth below (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and the provisions of Title 13.1, Chapter 9, of the Code of Virginia (1950)(the "VIRGINIA CORPORATION LAW") pursuant to which, among other things, each issued and outstanding share of Common Stock par value $0.10 per share, of the Company (the "COMPANY COMMON STOCK"), excluding any shares of Company Common Stock owned, directly or indirectly, by the Company or any subsidiary of the Company or by Parent, Merger Sub or any other subsidiary of Parent and any Dissenting Shares (as defined herein), shall be convertible into the right to receive the Merger Consideration (as defined herein);

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of
Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the Treasury regulations thereunder, the "CODE"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code;

      WHEREAS, as a condition and an inducement to the willingness of Parent and Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, Parent has required that certain affiliate and other stockholders set forth on Exhibit A hereto (each a "MAJOR STOCKHOLDER" and collectively, the "MAJOR STOCKHOLDERS") agree, among other things, to enter into an agreement, dated as of the date hereof and in the form of Exhibit B hereto, among each Major Stockholder, Parent and Merger Sub (each a "STOCKHOLDERS AGREEMENT");

      WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation of the Merger.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

      Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Corporation Law, if and only if the Parent elects in its sole and absolute discretion, to consummate the Merger and deliver to the Company notice of such election (the "PARENT'S NOTICE OF MERGER ELECTION") on or before September 30, 2002, the Company shall be merged with and into Merger Sub at the Effective Time (as defined herein). Notwithstanding any other provision in this Agreement to the contrary, neither Parent, Merger Sub, or any other of Parent's subsidiaries shall have any obligations under this Agreement unless and until the Parent shall have elected to consummate the Merger and delivered to the Company the Parent's Notice of Merger Election. At the Effective Time, the separate corporate existence of the Company shall cease, and Merger Sub (a) shall continue as the surviving corporation as a direct wholly owned subsidiary of Parent (as the context requires, Merger Sub, after giving effect to the Merger, is sometimes hereinafter referred to as the "SURVIVING CORPORATION"), (b) shall succeed to and assume all the rights and obligations of the Company in accordance with the Virginia Corporation Law, and (c) shall have the corporate name "Tiburon, Inc."

      Section 1.2. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "CLOSING DATE"), at the offices of the Parent in Hanover, Maryland unless another date, time or place is agreed to in writing by the parties hereto. At the time of the Closing, the Company and Merger Sub will cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the State Corporation Commission of Virginia in such form as required by and executed in accordance with the relevant provisions of the Virginia Corporation Law and shall make all other filings or recordings required by the Virginia Corporation Law, and other law in connection with the Merger.

      Section 1.3. Effective Time of the Merger. The Merger shall, subject to the Virginia Corporation Law, become effective as of such date and time as the Articles of Merger are duly filed with the State Corporation Commission of Virginia or at such later date and time as is specified in the Certificate of Merger (the "EFFECTIVE TIME").

      Section 1.4. Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, immunities, powers and franchises and be subject to all of the debts, restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the Virginia Corporation Law.

      Section 1.5. Articles of Incorporation. The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      Section 1.6. Bylaws. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      Section 1.7. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case maybe.

      Section 1.8. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.


                                   ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

      Section 2.1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or any shares of capital stock of Merger Sub:

            (a) Each share of Company Common Stock owned by the Company or owned by Parent, Merger Sub or any subsidiary of any of the Company, Parent or Merger Sub immediately prior to the Effective Time and each share of Company 7.5% Cumulative Convertible Preferred Stock, $5.76 par value per share (the "7.5% CUMULATIVE PREFERRED") owned by Parent or Merger Sub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

            (b) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding as a share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

            (c) (i) Except as otherwise provided in Section 2.1(a), Section 2.2, or Section 2.7, each Share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive consideration of $4.80, plus increments for each full calendar month (i.e. each monthly period ending on the same date within each month) that passes from the closing date under the Preferred Stock Purchase Agreement of even date herewith between the Company and the Parent to the Parent's Notice of Merger Election in amounts equal to (x) $0.045 for each of the first six (6) full months, (y) $0.05 for each of the next six (6) full calendar months, and (z) $0.075 for each full calendar month thereafter, provided however, that if, for any reason other than the Company's failure to timely comply with its obligations under Sections 2.4 and 6.19 hereof, the Effective Date is not within seventy-five (75) days of the date of the Parent's Notice of Merger Election, the Parent's Notice of Merger Election shall be deemed to have been given on the date determined by adding to the actual date of delivery the number of days in excess of seventy-five (75) that the Effective Date follows such actual delivery of the Parent's Notice of Merger Election, and minus any Unindemnified Common Stock Purchase Agreement Loss, as defined below in this Section 2.1 ( the "CONSIDERATION FOR COMPANY COMMON STOCK"), payable, except as set forth below in Section 2.4, in immediately available funds or shares of Parent Common Stock, par value $.75 per share ("PARENT COMMON STOCK"), or a combination of both, as follows:

                  (A) If the volume weighted average price of all Parent Common Stock traded, as reported on the NASDAQ National Market during the sixty (60) calendar days ending two (2) business days prior to the Parent's Notice of Merger Election (the "VWAP") is $8.00 or higher, the aggregate Consideration for Company Common Stock payable to all holders of shares of Company Common Stock shall include such number of shares of Parent Common Stock, issued in accordance with the Exchange Ratio described below, as is necessary in order that the aggregate number of shares of Company Common Stock exchanged through the Merger for shares of Parent Common Stock is at least 50% of the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including shares owned by Parent, Merger Sub, or any subsidiary of Parent or Merger Sub), taking into account (as shares of Company Common Stock which are not acquired in exchange for shares of Parent Common Stock) Dissenting Shares (as defined in Section 2.2) and fractional shares for which payment is made pursuant to Section 2.7(e). The Parent may elect, in its sole discretion, to increase the percentage of the aggregate of such Consideration for Company Common Stock payable in Parent Common Stock to any amount in excess of the amount determined as described above, up to and including one-hundred percent (100%) (the percentage of Consideration for Company Common Stock chosen by Parent to be paid in Parent Common Stock is hereinafter referred to as the "STOCK PERCENTAGE"). The Parent shall set forth the Stock Percentage it has chosen in the Parent's Notice of Merger Election. With respect to that portion of the Consideration for Company Common Stock to be paid in Parent Common Stock in accordance with the Stock Percentage, holders of shares of Company Common Stock shall be entitled to receive, for each such share of Company Common Stock, that fraction of a share of Parent Common Stock determined by multiplying a fraction (the "EXCHANGE RATIO"), the numerator of which is the amount of the Consideration for Company Common Stock and the denominator of which is the VWAP, by the Stock Percentage, with the balance of such

            Consideration for Company Common Stock consisting of immediately available funds.

                  (B) If the VWAP is less than $8.00 per share, the amount of Consideration for Common Stock that shall consist of Parent Common Stock or immediately available funds, or both, and the Exchange Ratio shall be determined in the same manner as in (A) above, except that as an alternative to the Stock Percentage determined as described above, the Parent may, at its option, elect a Stock Percentage of zero percent (0%), and thereby elect to pay the entire amount of the Consideration for Common Stock in immediately available funds.

                  (C) Notwithstanding the Stock Percentage chosen by the Parent in (A) or (B) above, any holder of Company Common Stock may elect, by giving notice of such election at the time such holder's shares of Company Common Stock are surrendered to the Exchange Agent pursuant to Section 2.7, to receive a percentage of the Consideration for Company Common Stock greater than the Stock Percentage chosen by the Parent, up to and including one-hundred percent (100%), provided however, if the VWAP is less than $8.00 per share, notwithstanding the provisions of (A) above, the Exchange Ratio for any shares of Parent Common Stock issued in excess of the Stock Percentage upon such an election by a holder of Company Common Stock shall be 0.6 share of Parent Common Stock for each share of Company Common Stock.

            If the Effective Time occurs subsequent to any stock split, reverse stock split, share dividend, split-up, recapitalization or reorganization with respect to the Parent or the Parent Common Stock, as applicable, as a result of which shares of Parent Common Stock shall have been issued in respect of outstanding shares of Parent Common Stock or shares of Parent Common Stock shall be changed into the same or a different number of shares of Parent Common Stock or another class or classes of capital stock of the Parent, the VWAP and the Exchange Ratio shall be adjusted equitably to reflect such stock split, reverse stock split, share dividend, split-up, recapitalization or reorganization.

            Neither the Company or any shareholder thereof holding more than one percent (1%) of the outstanding Company Common Stock, at any time prior to the delivery to the Company of the Parent's Notice of Merger Election, shall purchase, sell or otherwise engage in any trading transactions (including without limiting the generality of the foregoing, short sales and trading in options or other derivatives) with respect to any shares of Parent Common Stock. None of the Parent, any subsidiary of the Parent, Martin A. Roenigk, Alan Markowitz or William Blair Mezzanine Capital Fund II Limited Partnership shall, at any time prior to the delivery to the Company of the Parent's Notice of Merger Election, purchase, sell or otherwise engage in any trading transactions (including without limiting the generality of the foregoing, short sales and trading in options or other derivatives) with respect to any shares of Parent Common Stock other than in private transactions, provided however, that, notwithstanding the above, Parent shall be permitted to purchase shares of Parent Common Stock (A) in accordance with its ongoing stock buy back program in amounts not greater than 6,000 shares per week, at a purchase price per share not to exceed $9.00,
            (B) in an amount required to satisfy its obligations under the

            CompuDyne Employee Stock Purchase Plan, and (C) from BI, Incorporated, or its nominee, provided, however, that any purchases of shares of Parent Common Stock permitted in (C) above shall be excluded from the calculation of the VWAP, and Martin A. Roenigk shall be permitted to sell up to 100,000 shares of Parent Common Stock, provided however that nothing herein shall prohibit Parent from issuing shares of Parent Common Stock in an underwritten public offering at any time; and

                  (ii) At the Effective Time, each share of Company 6.0% Cumulative Convertible Preferred Stock, $100 par value ( the "6.0% CUMULATIVE PREFERRED"), and each share of Company 6.5% Cumulative Convertible Preferred Stock, $100 par value ( the "6.5% CUMULATIVE PREFERRED")(the 6.0% Cumulative Preferred and the 6.5% Cumulative Preferred hereinafter referred to collectively as the "COMPANY PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted to a share of such stock of Surviving Corporation, in accordance with all of such share's current terms and conditions (the "SURVIVING CORPORATION PREFERRED STOCK"), except that rather than being convertible into Company Common Stock, at the Effective Time, such shares of Surviving Corporation Preferred Stock shall be nonconvertible and Parent will issue to the holders of such Surviving Corporation Preferred Stock the option to receive, in exchange for the Surviving Corporation Preferred Stock, cash and Parent Common Stock as more fully described and set forth in Section 2.6(b) hereof.

      The Consideration for Company Common Stock and the consideration for the Surviving Corporation Preferred Stock referred to in this subsection 2.1 (c) are hereinafter referred to together as the "MERGER CONSIDERATION"). The term "UNINDEMNIFIED COMMON STOCK PURCHASE AGREEMENT LOSS" shall mean (x) the aggregate amount of the Parent's loss, costs, damages and expenses subject to indemnification under Section 11.3(b) and (c) of that certain Common Stock Purchase Agreement, dated as of May 10, 2001, by and among the Parent, the Company and certain of the Major Stockholders (the "COMMON STOCK PURCHASE AGREEMENT") and under Section 11.3(a) of that certain 7.5% Cumulative Convertible Preferred Stock Purchase Agreement, dated as of May 10, 2001, by and between the Parent and the Company (the "PREFERRED STOCK PURCHASE AGREEMENT") for which the Parent has made claim to the Company on or before delivery to the Company of the Parent's Notice of Merger Election and has been agreed to by the Company, or to the extent not so agreed upon, determined in an arbitration as set forth in Sections 2.4 and 6.19 hereof prior to the Effective Time, and has not been indemnified pursuant to the terms of either such agreement, divided by
(y) the number of shares of Company Common Stock outstanding on a fully-diluted basis, immediately prior to the Effective Time.

      Immediately prior to the Effective Time, Parent shall contribute to Merger Sub the right to cause the delivery of the Consideration for Company Common Stock in consideration of the issuance to Parent by Merger Sub of 1000 shares of common stock, $.00l par value per share, of Merger Sub. Merger Sub shall satisfy its obligations to deliver the Consideration for Company Common Stock by exercising such right to cause Parent to deliver the same. Parent shall cause Merger Sub to deliver the Merger Consideration pursuant to the terms of this
Article II.

      Section 2.2. Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock ("DISSENTING SHARES") that are outstanding immediately prior to the Effective Time and which are held by a person (a "DISSENTING STOCKHOLDER") who has not voted in favor of or consented to the Merger and who shall not have failed to perfect or shall not have effectively withdrawn or otherwise lost his rights to payment or appraisal under the applicable provisions of the Virginia Corporation Law and the California Corporations Code (the "CALIFORNIA CORPORATION LAW") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive such consideration as shall be determined pursuant to Article 15 of the Virginia Corporation Law and Division 1, Chapters 12 and 13 of the California Corporation Law. If, however, such Dissenting Stockholder effectively withdraws his demand for payment or fails to perfect or otherwise loses his right to payment or appraisal, in any case pursuant to the Virginia Corporation Law and the California Corporation Law, his shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest, pursuant to Section 2. The Company shall give Parent (i) prompt notice of any demands for payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

      Section 2.3. Cancellation and Retirement of Shares. As of the Effective Time, all shares (other than shares cancelled pursuant to Section 2.1(a)) of capital stock of the Company issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate(s) representing any such shares shall cease to have any rights with respect thereto, except (subject to Section 2.2) the right to receive the Merger Consideration in accordance with Section 2.1 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.7.

      Section 2.4. Resolution of Unindemnified Common Stock Purchase Agreement Loss Disputes. If, immediately after the delivery to the Company of the Parent's Notice of Merger Election, the Parent and the Company have not agreed on the value of any applicable Unindemnified Common Stock Purchase Agreement Loss, the Parent and the Company will, as soon thereafter as possible, identify the amount of the Unindemnified Common Stock Purchase Agreement Loss that has been claimed by the Parent but not agreed by the Company (the "DISPUTED AMOUNT"). The Parent and the Company will, within twenty (20) days after the date of the delivery to the Company of the Parent's Notice of Merger Election, submit to binding arbitration the dispute concerning the Disputed Amount in accordance with the provisions of Section 6.19 hereof.

      Section 2.5. Exchange Agent. Prior to the mailing of the Information Statement (as defined in Section 4.4), Parent shall appoint a nationally recognized stock transfer agent designated by Parent and reasonably satisfactory to the Company to act as exchange agent (the "EXCHANGE AGENT") for payment of the Merger Consideration.

      Section 2.6. Stock Options and Warrants. Prior to the mailing of the Information Statement, the Board of Directors of Parent and the Board of Directors of the Company shall adopt such resolutions or take such other actions as may be required to effect the following:

            (a) Adjust the terms of all outstanding employee and director stock options to purchase shares of Company Common Stock ("COMPANY STOCK OPTIONS") granted under the Company's 1994 Incentive Stock Plan (the "OPTION PLAN"), to provide that each Company Stock Option outstanding immediately prior to the Effective Time shall (except to the extent that Parent and the holder of a Company Stock Option otherwise agree in writing prior to the Effective Time) be converted as follows:
Parent shall issue to the holder of each such Company Stock Option the option to receive, upon the exercise thereof and payment of the exercise price, Consideration for Company Common Stock, payable in accordance with Section 2.1(c)(i), for each share of Company Common Stock into which the Company Stock Option had been exercisable immediately prior to the Effective Time; provided, that the holder of each such Company Stock Option may make the election described in Section 2.1(c)(i)(C). Parent agrees to file a registration statement on Form S-8 as soon as reasonably practicable following the Effective Time to register the shares of Parent Common Stock issuable pursuant to the Company Stock Options referred to above. It is intended that the stock options referred to above shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that they are qualified as incentive stock options immediately prior to the Effective Time and to the extent permitted under applicable law.

            (b) At the Effective Time, the Parent shall issue to the holders of shares of the Company Preferred Stock (described in Section 2.1 (c)(ii)) outstanding immediately prior to the Effective Time, which shares of Company Preferred Stock shall have been converted into shares of Surviving Corporation Preferred Stock in accordance with the provisions of Section 2.1 hereof, (i) the option to receive, in exchange for such shares of Surviving Corporation Preferred Stock, Consideration for Company Common Stock, payable in accordance with Section 2.1(c)(i) for each share of Company Common Stock into which the Company Preferred Stock had been convertible immediately prior to the Effective Time; provided, that the holder of each such share of Surviving Corporation Preferred Stock may make the election described in Section 2.1(c)(i)(C).

            (c)   [Intentionally Omitted]

            (d) At the Effective Time, the Parent shall issue to the holder of each warrant to purchase Company Common Stock outstanding as of the Effective Date, in exchange for such warrant to purchase Company Common Stock, a warrant which will entitle the holder to receive, upon the exercise thereof and the payment of the exercise price, Consideration for Company Common Stock, payable in accordance with Section 2.1(c)(i), for each such share of Company Common Stock into which each such warrant had been exercisable immediately prior to the Effective Time; provided, that the holder of each such warrant may make the election described in Section 2.1(c)(i)(C).

            (e) Except as specifically provided in this Section 2.6, the Company shall ensure that following the Effective Time no holder of a Company Stock Option or holder of any option or warrant to purchase Company Common Stock described in paragraphs (b), (c), or (d) above shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation and no shares of Company Common Stock shall be purchased pursuant to the Option Plan.

            (f) Any shares of Parent Common Stock issuable pursuant to subsections (b), (c) and (d) hereof shall be restricted, unregistered shares and shall bear legends reflecting such restrictions.

      Section 2.7. Exchange of Certificates.

            (a) Exchange Agent. As required from time to time as of or after the Effective Time of the Merger, Parent shall deposit the aggregate Consideration for Company Common Stock with the Exchange Agent for the benefit of the holders of shares of Company Common Stock and for exchange in accordance with this Article II.

            (b) Exchange Procedures. As soon as practicable after the Effective Time of the Merger, but in any case within 10 business days thereafter, the Exchange Agent shall mail to each holder of an outstanding certificate(s) which prior thereto represented shares of Company Common Stock
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate(s) to such Exchange Agent), (ii) instructions for use in effecting the surrender of the certificate(s) for the Consideration for Company Common Stock, and (iii) an explanation of the election to receive additional Parent Common Stock in lieu of some or all of the cash component of the Consideration for Company Common Stock, as described in Section 2.1(c)(i)(C). Upon surrender to the Exchange Agent of such certificate(s) for cancellation, together with such letter of transmittal, the holder of such certificate(s) shall be entitled to the Consideration for Company Common Stock consisting of the proportionate amount of cash (taking into account any election by a former holder of Company Common Stock and a certificate(s) representing the number of whole shares of Parent Common Stock into which the aggregate number of shares previously represented by such certificate(s) surrendered shall have been converted pursuant to Section 2.1(c) of this Agreement. The Exchange Agent shall accept such certificate(s) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time of the Merger, there shall be no further transfer on the records of the Company of any certificate(s) representing shares of Company Common Stock and if such certificate(s) is presented to the Company for transfer, it shall be canceled against delivery of a certificate(s) for cash and shares of the Parent Common Stock as hereinabove provided. If any certificate(s) for such shares of the Parent Common Stock is to be issued in a name other than that in which the certificate(s) for shares of Company Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate(s) so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate(s) for such shares of Parent Common Stock in a name other than that of the registered holder of the certificate(s) surrendered, or establish to the satisfaction of Parent or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.7(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the applicable Consideration for Company Common Stock. No interest will be paid or will accrue on any cash payable in lieu of any fractional share of Parent Common Stock.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered certificate(s) for shares of Company Common Stock with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section

2.7(e) until the surrender of such certificate(s) in accordance with this
Article II. Subject to the effect of applicable laws, following surrender of any such certificate(s), there shall be paid to the holder of the certificate(s) representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.7(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Ownership, Rights in Shares. All shares of Parent Common Stock issued and cash paid pursuant to Sections 2.1(c) and 2.7(e) upon the surrender for exchange of certificates representing shares in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates.

            (e)   No Fractional Shares.

                  (i) No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of any certificate(s) representing shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent; and

                  (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would have otherwise been entitled to receive a fraction of a share of Parent Common Stock shall receive, in lieu thereof, an amount in cash equal to the product of such fraction and the VWAP.

            (f) Termination of Exchange Fund. Any portion of the Consideration for Company Common Stock deposited with the Exchange Agent pursuant to this
Section 2.7 (the "EXCHANGE FUND"), which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time of the Merger, shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for, and except as set forth in Section 2.7(g), Parent shall remain liable for any cash portion of the Merger Consideration, shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock to which such holders may be entitled.

            (g) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund in a deposit account with any bank with assets exceeding one billion dollars ($1,000,000,000) chartered under the laws of the United States or any state thereof, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.


                                   ARTICLE III
                             [INTENTIONALLY OMITTED]


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the disclosure letter delivered by the Company prior to the execution of this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company represents and warrants to the Parent and Merger Sub as of the date hereof as follows. All references to schedules in this Article IV are intended as references to Schedules of the Company Disclosure Letter:

      4.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has full power and authority (corporate and other) to own, operate and lease its properties and to conduct its business in the manner in which and in the places where such properties are owned, operated or leased and such business is now conducted or proposed to be conducted. The Company is not in breach of any provision of either of its articles of incorporation or by-laws, complete and accurate copies of which are attached as Exhibit 4.1. The minute books containing the records of meetings of the shareholders, the board of directors and any committees of the board of directors, the stock certificate books and the stock record books of the Company are correct and complete.

      The Company is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 4.1, and there is no jurisdiction not so listed in which the ownership of the Company's properties or the conduct of its business requires such qualification in which the failure to so qualify would have a material adverse effect on the Company's business or results of operations. The Company has not received any written notice within the last three years from the Secretary of State or comparable official of any jurisdiction to the effect that the Company is required to be qualified or otherwise authorized to do business therein, in which jurisdiction the Company has not qualified or obtained such authorization.

      4.2 Capitalization; Ownership of Stock. The authorized capital stock of the Company consists of twenty million (20,000,000) shares of Common Stock, par value $0.10, four million six hundred forty five thousand seventeen (4,645,017) shares of which are issued and outstanding, two million forty nine thousand seven hundred fifty eight (2,049,758) shares of which are reserved for issuance upon the exercise of conversion rights, options or warrants and none of which are held as treasury shares, and ten thousand (10,000) shares of 1997 6.0% Cumulative Convertible Preferred stock, par value $100.00, three thousand three hundred thirty four (3,334) shares of which are outstanding and none of which are treasury shares, twenty five thousand (25,000) shares of 6.5% Cumulative Convertible Preferred Stock, par value $100.00, one thousand four hundred (1,400) shares of which are outstanding and none of which are treasury shares, and, subject to the completion of the closing under the Preferred Stock Purchase Agreement, five hundred twenty thousand eight hundred thirty three (520,833) shares of 7.5% Cumulative Convertible Preferred Stock, par value $5.76, all shares of which are outstanding, (collectively, the Common Stock and the various series of preferred stock are referred to as the "CAPITAL STOCK"). There are no other authorized shares of any other class. All outstanding shares of Capital Stock have been validly issued by the Company and are fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 4.2, no shares of Capital Stock have been reserved for issuance for any purpose and there is no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by the Company of any shares of Capital Stock including any right of conversion or exchange under any outstanding security or other instrument other than the Stockholders Agreements of even date herewith between the Parent and the Sellers, as defined in the Common Stock Purchase Agreement. The issuance and sale of all shares of Capital Stock have been in full compliance with all applicable federal and state securities laws.

      4.3 No Subsidiaries. Except as set forth on Schedule 4.3, the Company has never owned, directly or indirectly, any capital stock or other equity of any corporation or had any direct or indirect equity or ownership interest in any other business entity. The Company is not subject to any obligation or requirement to make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

      4.4 Authorization; Binding Agreement. The Company has full power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger requires approval by the holders of two-thirds of the outstanding Company Common Stock and the holders of the Company Preferred Stock (collectively the "COMPANY STOCKHOLDER APPROVAL"), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company, except for the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub and subject to obtaining the Company Stockholder Approval as required by Division 1, Chapter 12 of the California Corporation Law, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, and general equitable principles.

      Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Company and the consummation of the transactions contemplated hereby do not and will not with the passage of time or the giving of notice or both:

            (a) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company;

            (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate or create in any person the right to accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which the Company is a party or by which it or any of its properties may be bound or affected; or

            (c) violate any order, writ, injunction, decree, judgment or ruling, or any law, rule or regulation of any court or governmental authority, federal, state, local or foreign, applicable to the Company or any of its properties, the violation of which would be material to the Company.

      4.5 Financial Statements and Undisclosed Liabilities. The Company has delivered to the Parent audited Balance Sheets, income statements, cash flow statements and statements of shareholder's equity for the fiscal years ended June 30, 1997, June 30, 1998, June 30, 1999 and June 30, 2000, and the notes to such financial statements, as prepared by the Company's accountants, PriceWaterhouse, n/k/a PricewaterhouseCoopers. The Company has also delivered to the Parent monthly balance sheets together with related statements of income, shareholders' equity and cash flow as of the end of each of the nine months ending March 31, 2001. All of such financial statements of the Company are referred to collectively as the "Financial Statements". The Financial Statements have been prepared from and are in accordance with the books and records of the Company, are true and correct and complete, and present fairly the financial condition, results of operations and, except with respect to unaudited interim financial statements, cash flows of the Company as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied during such periods, except as otherwise stated in such financial statements or on Schedule 4.5, and except to the extent that unaudited interim financial statements may be condensed or summary statements and may omit footnotes to the extent permitted by Rule 10.01(a)(5) of Regulation S-X of the Securities and Exchange Commission. Except as and to the extent reflected in the Financial Statements, the Company had at each such date no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due). The books of account and other financial records of the Company, all of which have been made available to the Parent, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including the maintenance of an adequate system of internal controls. Attached to Schedule 4.5 are complete and correct copies of all letters from the Company's Auditors to the Company's board of directors or its audit committee during the 36 months preceding the execution of this Agreement, together with complete and correct copies of all responses thereto.

      4.6   [Intentionally Omitted]

      4.7   Taxes.

            (a) Except as disclosed on Schedule 4.7, the Company has filed all income, franchise, sales and other tax returns, declarations, statements and reports of every nature, including any schedule or attachment thereto and including any amendment thereof ("TAX RETURN") required to be filed by it accurately reflecting any and all taxes owing to the United States or any other government or any subdivision thereof, state or local, or any other taxing authority, and has paid in full or made or will make adequate provision as part of its current liabilities in the Financial Statements for the payment of all taxes with respect to all tax periods ending on or before the Closing Date (including penalties and interest) for which the Company has or may have liability, whether or not shown on any Tax Return. The Company has delivered or made available to the Parent copies of, and
      Schedule 4.7 contains a complete and accurate list of, all Tax Returns filed by the Company since December 31, 1999. Except as disclosed on
      Schedule 4.7, there is no unassessed tax deficiency proposed or to the knowledge of the Company threatened against the Company. There are, and will hereafter be, no net tax deficiencies (including penalties and interest) of any kind assessed against or relating to the Company with respect to any of the taxable periods ending on or before the Closing Date. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. Except as disclosed on Schedule 4.7, no claim has ever been made to the Company by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (b) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign tax return of the Company for any period. To the Company's knowledge, the federal income tax returns of the Company have never been audited by the Internal Revenue Service. To the Company's knowledge, no state, local or foreign taxing authority has ever audited any tax return or report filed therewith by the Company. Proper amounts have been withheld by the Company from its employees, independent contractors and other third parties in compliance with the tax withholding provisions of all applicable federal, state, local, foreign and other laws, and timely deposits have been made of all payroll taxes due. Payment has been timely made by the Company of all estimated income taxes and other taxes of any kind due.

      The Company has not filed any consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and will not be so obligated by reason of the transactions contemplated hereby, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to an underpayment of federal income tax to which Section 6662 of the Code applies. The Company is not a party to any tax allocation or sharing agreement. The Company has never been a member of an Affiliated Group within the meaning set forth in Section 1504(a) of the Code.

      4.8   Environmental, Health and Safety Matters

      Except as disclosed in Schedule 4.8:

            (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the

      Company nor either of the Principals has any basis to expect, nor has any of them received, any actual or threatened order, notice, or other communication from (i) any governmental authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

            (b) There are no pending or, to the knowledge of the Company, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any Facility.

            (c) Neither the Company nor either of the Principals has any knowledge of or any basis to expect, nor has any of them, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company have been transported, treated, stored, handled, transferred, disposed, recycled or received.

            (d) The Company has no Environmental, Health, and Safety Liabilities with respect to any Facility or, to the knowledge of the Company, with respect to (i) any Facility, or (ii) any property geologically or hydrologically adjoining any Facility.

            (e) There are no Hazardous Materials present on or in the Environment at any Facility or to the Company's knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor, to the knowledge of the Company, any other person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility except in full compliance with all applicable Environmental Laws.

            (f) There has been no Release or, to the knowledge of the Company, Threat of Release, of any Hazardous Materials at or from any Facility, or to the knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company or any other person.

            (g) The Company has delivered to the Parent true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by the Company or any other person for whose conduct it is or may be held responsible, with Environmental Laws.

      As used in this Section 4.8 and Section 5.13, the following capitalized terms shall have the following meanings:

      "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

            (a) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

            (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial, or inspection cost or expense (other than costs and expenses of routine inspections) arising under any Environmental Law or Occupational Safety and Health Law;

            (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any governmental authority or any other person) and for any natural resource damages; or

            (d) any other corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

      The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA").

      "Environmental Law" -- any statute, regulation or other legal requirement that requires or relates to:

            (a) advising appropriate authorities, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

            (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

            (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

            (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

            (e)   protecting resources, species, or ecological amenities;

            (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

            (g) cleaning up pollutants that have been Released, preventing the threat of Release, or paying the costs of such clean up or prevention; or

            (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

      "Facilities" -- for purposes of Section 4.8, any real property, leasehold or other interest in real property currently or formerly owned or operated by the Company, including the tangible personal property being used or operated by the Company at the respective locations of the real property specified on
Schedule 4.9; provided, that any representation or warranty with respect to any Facility shall be limited to the knowledge of the Company except to the extent related to the period during which the Company owned or operated the Facility; and for purposes of Section 5.13, any real property, leasehold or other interest in real property currently or formerly owned or operated by the Parent, including the tangible personal property being used or operated by the Parent at the respective locations of any real property owned or operated by the Parent.

      "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities.

      "Hazardous Materials" -- any substance that is or contains:

            (a)   any "hazardous substance" as now or hereafter defined in
Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. Section 9601 et.seq.) or any regulations promulgated under CERCLA.

            (b) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act, as amended ("RCRA") (42
U.S.C. Section 6901 et.seq.) or any
regulations promulgated under RCRA.

            (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended ("TSCA") (15 U.S.C. Section 2601 et.seq.) or any regulations promulgated under TSCA.

            (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons.

            (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable.

            (f)   polychlorinated biphenyls;

            (g)   lead and lead-containing materials;

            (h)   radon gas; or

            (i) any additional substance, material or waste on, under or related to any Facility which requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), causes or threatens to cause a nuisance on such Facility or any adjacent premises or poses or threatens to pose a hazard to the health or safety of persons in or on such Facility or any adjacent premises; or which, if it emanated or migrated from such Facility, could constitute a trespass, or which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

      "Occupational Safety and Health Law" -- any statute, regulation or other legal requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act.

      "Release" -- any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment or into or out of any property.

      "Representative" -- with respect to a particular person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

      "Threat of Release" -- a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

      4.9 Title to and Condition of Assets. The Company has (i) good, valid and marketable title to all personal property relating to its operations, business or properties, which it purports to own, including, without limitation, Intellectual Property, as that term is defined in Section 4.11 hereto, and (ii) to the knowledge of the Company, good, valid and marketable leasehold estates to the leasehold premises described on Schedule 4.9. All such properties which the Company purports to own are held free and clear of all title defects and any liens, pledges, claims, charges, security interests or other encumbrances and are not, in the case of real property, subject to any rights of way, building or use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, except, with respect to all such properties, real and personal, (a) as set forth in Schedule 4.9, (b) liens for current taxes not yet due and assessments not in default and (c) other liens and encumbrances incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business. There are no claims adverse or challenges to the title or ownership of any property which the Company purports to own. Except as disclosed on Schedule 4.9, all personal property and all buildings, structures and fixtures used by the Company in the conduct of its business are in good operating condition (subject to normal maintenance and repair) and the Company has not received any notice of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures or its use thereof.

      Schedule 4.9 lists each lease (which term shall include subleases) of real property to which the Company is a party, true copies of which leases (including all amendments thereof and modifications thereto) have been delivered to the Parent prior to the date hereof. All such leases are valid and binding obligations of the Company and in full force and effect; there are no material defaults by the Company or, to the knowledge of the Company, the lessors thereunder; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material default by the Company or, to the knowledge of the Company, the lessors thereunder. To the knowledge of the Company, no premises leased under any such lease are subject to any lien, encumbrance, easement, right of way, building or use restriction, exception, variance, reservation or limitation as might interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company. No party to any such lease has repudiated any provision thereof and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

      Except as disclosed on Schedule 4.9, all assets other than motor vehicles owned, used, or operated by the Company are located at premises listed on
Schedule 4.9.

      Except as disclosed on Schedule 4.9, to the knowledge of the Company, there is no existing, proposed or contemplated, plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of any real property owned or leased by the Company or that would prevent or hinder the continued use of such real property as heretofore used in the conduct of the business of the Company. Except as disclosed on Schedule 4.9, to the knowledge of the Company there are no encroachments onto any such real property by any improvements on any adjoining property. To the knowledge of the Company there are no encroachments onto any adjoining property by any improvements on such real property that have an adverse impact on the present use of such adjoining property. There are no unpaid taxes, local improvement levies, assessments (special, general or otherwise) or bonds of any nature affecting any real property owned by the Company or any portion thereof. All covenants, conditions, restrictions, easements and similar matters affecting any real property owned by the Company have been complied with by the Company. Neither this Agreement nor anything provided to be done under this Agreement violates or will violate any contract, document, understanding, agreement, arrangement or instrument affecting any real property owned by the Company.

      4.10 Conduct of the Business. The Company is not a party to, or subject to or bound by, nor are any of its assets subject to or bound by, any agreement, oral or written, or any statute or any judgment, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body, which prohibits or adversely affects or, upon the consummation of the transactions contemplated hereby, would prohibit or adversely affect: (i) the use of any or all of the assets and property associated with, necessary to, or used or employed in the business of the Company, or (ii) the conduct of such business in the same manner as it has been conducted. Upon consummation of the transactions contemplated by this Agreement, the Company will continue to have all of the properties and rights necessary to conduct its business in all respects in the same manner and at the same production levels as such business has been conducted by it prior to the Closing.

      4.11 Intellectual Property. As used in this Agreement, "Intellectual Property" shall mean (a) all computer software (including without limitation, source code, data and related documentation), (b) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (c) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (d) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (e) all mask works and all applications, registrations, and renewals in connection therewith, (f) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof, in whatever form or medium.

            (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property currently used in the operation of its business. With respect to Intellectual Property previously incorporated by the Company into its products, the Company owned or had the right to use pursuant to license, sublicense, agreement or permission such Intellectual Property at the time of its use by the Company. Except as set forth on Schedule 4.11(a), each item of Intellectual Property owned or used in connection with the Company's business immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing. The transactions contemplated in this Agreement will not require obtaining the consent of any person to permit the continued use of the Intellectual Property. The Company has taken all commercially reasonable steps to maintain and protect each item of Intellectual Property that it owns or uses.

            (b) The Company, in operating its business, has not, to the knowledge of the Company, interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company relating to its business.

            (c) Schedule 4.11(c) identifies each patent or registration, which has been issued to the Company, each trademark and service mark registered by the Company, and each copyright filed by the Company with respect to any of its Intellectual Property relating to its business, identifies each pending patent, trademark and service mark application or application for registration which the Company has made with respect to any of its Intellectual Property relating to the Company's business, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property relating to the Company's business. The Company has delivered to the Parent correct and complete copies of all such patents, trademarks, service marks, copyrights, registrations, applications, licenses, agreements, and permissions, as amended to date, and has made available to the Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.11(c) also identifies each trade name or unregistered trademark used by the Company or any of its affiliates in connection with the Company's business. With respect to each item of Intellectual Property required to be identified in Schedule 4.11(c), except as otherwise set forth in
      Schedule 4.11(c):

                  (i) the Company possesses all right, title, and interest in and to the item, free and clear of any security interest, lien, encumbrance, license, or other restriction;

                  (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (iv) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            (d) Schedule 4.11(d) identifies each item of Intellectual Property that any third party owns and that is used in connection with the Company's business pursuant to license, sublicense, agreement, or permission, other than license agreements for standard "shrink wrapped, off the shelf" commercially available products used by the Company. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions. With respect to each item of Intellectual Property required to be identified in Schedule 4.11(d);

                  (i) the license, sublicense, agreement, or permission covering the item is legal, valid, and binding obligation of the Company;

                  (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, and binding, obligation of the Company following the Closing;

                  (iii) neither the Company nor, to the knowledge of the
            Company, any other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or, to the knowledge of the Company, by any other person or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the license, sublicense, agreement, or
            permission has repudiated any provision thereof;

                  (v) with respect to each sublicense, to the knowledge of the
            Company the representations and warranties set forth in subsections
            (a) through (d) above are true and correct with respect to the underlying license;

                  (vi) to the knowledge of the Company, the underlying item of
            Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vii) to the knowledge of the Company, no action, suit,
            proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                  (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                  (ix) to the knowledge of the Company, the transaction
            contemplated by this Agreement will not require obtaining the consent of any person relating to the continued use of the Intellectual Property by the Company or the Parent.

            (e) To the knowledge of the Company, the continued operation of the Company's business will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.

            (f) The Company has no knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process that is material to the Company's business.

      4.12 Contracts. Schedule 4.12 lists and briefly describes all of the following contracts, commitments, plans, agreements, instruments, arrangements and understandings (written or oral), bids and proposals, including all amendments and supplements thereto, to which the Company is a party (whether or not legally bound thereby),:

            (a) Contracts or other understandings (whether oral or written) for or regarding the employment of any officer or employee, including, without limitation, terms, conditions and policies relating to vacation and sick days, severance pay and incentive, sales commissions and other bonuses which are not included in Schedule 4.16;

            (b) Collective bargaining agreements and any other agreement or contract with any labor union or other employees' association;

            (c)   Leases and agreements relating to real or personal property;

            (d) Bonus, pension, profit-sharing, retirement, hospitalization, or insurance or similar plans or practices, formal or informal which are not included in Schedule 4.15;

            (e) Franchise, dealer, distribution, sales and agency contracts and commitments;

            (f) Contracts of sale and distribution agreements creating any obligation of the Company to sell or distribute services or products;

            (g) Guarantees and indemnities, direct or indirect, current or contingent of the obligations of customers or any other person or entity;

            (h) Contracts with suppliers, vendors, distributors, clients, customers or others for the future performance of services or provision of goods by or for the Company, and bids and proposals for such contracts and in each case, in the event that the contract is for the purchase of goods and services, involving an amount in excess of $50,000 and, in the event that the contract is for the provision of goods or services by the Company, involving an amount in excess of $250,000;

            (i)   Insurance policies;

            (j)   Advertising contracts and commitments;

            (k)   Bank accounts, lock box and similar depository arrangements;

            (l) License agreements (as licensor or licensee) which are not included in Schedule 4.11;

            (m) Loan or credit agreements with lenders, real estate mortgages, indentures, pledges, conditional sale or title retention agreements, equipment obligations and leases, and lease purchase agreements;

            (n) Contracts purporting to limit the freedom of the Company or any of its employees to compete in any line of business or in any geographic area;

            (o)   Agreements concerning a partnership or joint venture;

            (p)   Agreements concerning confidentiality or noncompetition;

            (q) Agreements granting options or warrants to purchase shares of the Company's common stock. With respect to the agreements set forth in this subsection (q), Schedule 4.12 shall list the name of the holder of the option or warrant, the number of shares of the Company's common stock which such holder is entitled to purchase with the option or warrant and the exercise and vesting terms for each option or warrant.

            (r) Agreements relating to the issuance by the Company of preferred stock; and

            (s) Agreements relating to any and all outstanding performance and bid bonds.


      Except as set forth on Schedule 4.12, each contract, commitment, plan, agreement, instrument, arrangement, understanding, bid and proposal required to be listed in Schedule 4.12 is the valid and binding obligation of the Company and, to the knowledge of the Company, any other party thereto, enforceable in accordance with its respective terms and conditions.

      Except as set forth on Schedule 4.12, no contract required to be set forth on Schedule 4.12 requires the consent of any other person, in order to remain the binding obligation of such person, to the acquisition of the Shares by the Parent, and to the extent that such consent is required, such consent has been obtained and is in full force and effect.

      Except as set forth on Schedule 4.12, the Company is not a party to any lease relating to personal property which cannot be terminated by it, without penalty, on 30 days' notice.

      Neither the Company nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of or has failed in any material respect to perform any obligation under or repudiated any provision of any such contract, commitment, plan, agreement, instrument, arrangement, understanding, bid or proposal, and nothing has occurred which with lapse of time or the giving of notice or both would constitute a breach or default by the Company, or, to the knowledge of the Company, any other party thereto or which would cause acceleration of any obligation of the Company or, to the knowledge of the Company, any other party thereto or the creation thereunder of any lien, encumbrance or security interest in or upon the properties or assets of the Company. The Parent has been furnished with true copies of those items listed on
Schedule 4.12 which are identified on Schedule 4.12 as having been so furnished

      Except as set forth on Schedule 4.12, there is no outstanding power of attorney executed on behalf of the Company.

      4.13 Litigation. Except as set forth on Schedule 4.13, there is no action, suit, claim, demand, investigation or proceeding pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or its business or which would in any way affect the transactions contemplated by this Agreement, and to the knowledge of the Company there is no basis for any of the foregoing. No order, writ, injunction or decree has been issued by or requested of any court or governmental agency which might result in any adverse change in the business, property or assets or in the condition, financial or otherwise, of the Company or which might adversely affect the transactions contemplated by this Agreement. The Company has not been subject to any bankruptcy or other insolvency proceedings.

      4.14 Insurance. The Company is and has been insured by insurers unaffiliated with the Company, with respect to its properties and businesses in such amounts and against such risks as are customary with respect to properties and businesses comparable to those of the Company. Schedule 4.14 hereto lists all insurance policies (including title insurance) of the Company, showing (a) the issuer, (b) risk insured, (c) expiration date, (d) annual premium, (e) dollar amount of coverage and (f) dollar amount of deductible or retention. The insurance coverage provided by such policies will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as set forth on Schedule 4.14, at no time has the Company been denied any insurance or indemnity bond coverage which it has requested or made any material reduction in the scope or amount of, or paid a substantially increased premium for, or substantially increased any deductible under, any of its insurance coverage, and no insurance carrier has cancelled or reduced any insurance coverage for the Company or given any notice or other indication of its intention to do so.

      4.15 Employee Benefit Plans. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a violation of, or give rise to any liability under, Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") or Section 4975 of the Code.
Schedule 4.15 contains a complete and correct list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership (including, without limitation, the Tiburon, Inc. Employee Stock Ownership
Plan), savings, severance, change in control, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, including any Section 125 or so-called "cafeteria" plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten), and any trust, escrow or other agreement related thereto, that (i) is maintained or contributed to by the Company or any other corporation or trade or business controlled by, controlling, or under common control with the Company (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) (an "ERISA AFFILIATE") or has been maintained or contributed to in the last six years by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee, or service provider of the Company or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "EMPLOYEE PLANS"). Schedule
4.15 identifies as such any Employee Plan that is

      a "Defined Benefit Plan" (as defined in Section 414(l) of the Code),

      a plan intended to meet the requirements of Section 401(a) of the Code,

      a "Multiemployer Plan" (as defined in Section 3(37) of ERISA), or a plan subject to Title IV of ERISA, other than a Multiemployer Plan.

Also set forth in Schedule 4.15 is a complete and correct list of all of the Company's ERISA Affiliates during the last six years. Except as set forth on
Schedule 4.15, no such plan, policy, practice, agreement or arrangement has been previously maintained or contributed to by the Company whose "date of termination" (within the meaning of Section 4048 of ERISA) occurred after September 1, 1974.

      To the extent necessary or appropriate for the proper operation and administration of each of the Employee Plans, the participant and beneficiary records of each plan accurately state the employment history of each participant and beneficiary in connection with such plan and accurately state the data from which there may be calculated the benefits earned by and owed to each such person under such plan.

      With respect to each of the Employee Plans, the Company has delivered or has otherwise made available to Parent for inspection and copying, a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and to the extent applicable of: (i) the plan; (ii) any related trust agreement or other funding instrument; (iii) the most recent determination letter, if applicable; (iv) any summary plan description and other written communications (or a description of any oral communications) by the Company or its ERISA Affiliates to their employees concerning the extent of the benefits provided under the Employee Plans; and (v) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney disclosures of "loss contingencies" in response to an auditor's request for information.

      Except as set forth in Schedule 4.15:

            (a) None of the Employee Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA or a "defined benefit plan" as that term is defined in Section 3(35) of ERISA, no Employee Plan provides retiree welfare benefits, and neither the Company nor its ERISA Affiliates has any obligation to provide any retiree welfare benefits except as required under Section 4980B of the Code or part 6 of Title I of ERISA.

            (b) Neither any of the Employee Plans, nor any trust created thereunder nor any trustee or administrator thereof, has engaged in a transaction in connection with which any of the Employee Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Employee Plans or any such trust, could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by
      Section 4975 of the Code.

            (c) Full payment has been made of all amounts which the Company is required to pay under the terms of each of the Employee Plans pursuant to applicable law and GAAP, consistently applied, as a contribution to the Employee Plans as of the last day of the most recent fiscal year of each of the Employee Plans ended prior to the date of this Agreement and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Employee Plan, whether or not waived. As to each of the Employee Plans to which Section 4021(a) of the Code applies, the present value of the assets of such plan equal or exceed the amount of all benefit liabilities (determined on a plan termination basis using the actuarial assumptions established by the PBGC as of the Closing
      Date) of such Employee Plan.

            (d) All reports, returns and disclosures relating to the Employee Plans required to be filed or distributed to participants have been timely filed or distributed in all material respects in compliance with applicable law.

            (e) Except as set forth on Schedule 4.15, other than claims in the ordinary course for benefits under the Employee Plans, there is no action, suit, claim or proceeding pending or to the knowledge of the Company threatened, nor does there exist any basis therefor, which would result in the imposition of any liability on any Employee Plan or on the Company with respect to any such plan.

            (f) Except as set forth on Schedule 4.15, each of the Employee Plans is intended to be and has been written to comply with all applicable laws, including but not limited to the Code and ERISA and has been interpreted, administered and operated in all material respects in accordance with the written Employee Plan documents, the respective summaries thereof provided to the employees of the Company and is in operational compliance in all material respects with all applicable laws and regulations.

            (g) Except as set forth on Schedule 4.15, as to each of the Employee Plans to which Section 401(a) of the Code applies; the plan is "qualified" within the meaning of Section 401 of the Code, each related trust is exempt from tax under Section 501(a) of the Code, and an application for a favorable determination letter for such plan as most recently amended (a copy of which application is appended to Schedule 4.15 as an exhibit) has been made to the Internal Revenue Service. To the knowledge of the Company, there are no factors which would adversely affect the qualified status of any such Employee Plan.

            (h) The Company has, at all times, complied, and currently complies, in all material respects with the applicable continuation requirements for its welfare benefit plans, including (1) Section 4980B of the Code (as well as its predecessor provision, Section 162(k) of the Code) and Sections 601 through 608, inclusive, of ERISA, which provisions are hereinafter referred to collectively as "COBRA" and (2) any applicable state statutes mandating health insurance continuation coverage for employees.

            (i) Except as set forth on Schedule 4.15, the consummation of the transactions contemplated hereby will not create or accelerate any right to receive benefits or the payment thereof under any Employee Plan.

            (j)   Except as required under this Agreement or as set forth on
      Schedule 4.15, during the period from June 30, 2000 through the date hereof, there has not been (a) any acceleration, amendment or change of the period of exercisability or vesting of any Company Stock Options under the Option Plan (including any discretionary acceleration of the exercise periods or vesting by the Board of Directors or any committee thereof or any other persons administering an Option Plan) or authorization of cash payments in exchange for any Company Stock Options under such Option Plan,
      (b) any adoption or material amendment by the Company or any of its subsidiaries of any Employee Plans, except as required by law, or (c) any adoption of, or amendment to, or change in employee participation or coverage under, any Employee Plans which would increase materially the expense of maintaining such Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended on June 30, 2000. Except as expressly contemplated hereby, and except as otherwise specified in employment agreements to which Merger Sub is a party entered into in connection with the Merger and effective at the Effective Time, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, or cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

      4.16 Personnel. Schedule 4.16 lists, to the extent not listed on Schedule 4.15, all plans, contracts, agreements, programs and policies, whether written or oral, relating to, and all information referred to in, the following items: (a) all employment, savings, bonus, profit sharing, percentage compensation, deferred compensation, severance pay, pension, employee benefit, welfare and retirement plans, contracts and agreements in each such case with directors, officers or employees, all stock purchase and option plans, contracts and agreements, all consulting agreements, and all labor union and collective bargaining agreements, to which the Company is a party or is subject; (b) the names and current salaries of all directors, officers, and division managers of the Company; (c) the wage rates for non-salaried and non-executive salaried employees of the Company by classification; (d) any increase since June 30, 2000 in the compensation payable or to become payable by the Company, or any bonus, percentage compensation, service award or other similar benefit granted, made or accrued to the credit of, any officer, director, employee, agent or consultant thereof except for such as are payable to employees (other than officers and directors) pursuant to (i) regular compensation reviews in accordance with past practice (but not across the board general salary increases) or (ii) employment agreements in effect on June 30, 2000; (e) all group insurance programs in effect for employees of the Company; and (f) since June 30, 2000, any contribution to any profit sharing or other employee benefit plan. The Company is not in default with respect to any of its obligations listed above. Except as set forth in Schedule 4.16, the Company is not and will not be, by reason of anything done in connection with (or within a period of time measured from) the execution of this Agreement or the consummation of the transactions contemplated hereby, liable to any employees of the Company for any amount of severance pay or for any other payments which are or become payable in an increased amount by reason of the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.16, no employee of the Company has been paid compensation in any form or other amounts in any form where the payment has been discretionary and not pursuant to a binding legal obligation of the Company. To the knowledge of the Company, no officer, director, agent, employee, consultant or contractor of the Company is bound by any agreement that purports to limit the ability of such person (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of the Company or (ii) to assign to the Company or to any other person any rights to any invention, improvement or discovery.

      Except as set forth on Schedule 4.16, there are no accrued liabilities under any plans, programs, policies or practices maintained by the Company on behalf of any of its employees which are not provided for on the books of the Company and reflected in the March 31, 2001 Balance Sheet or which have not been fully (on an actuarial basis, or plan termination basis, where appropriate) provided for by insurance contracts, premiums on which are currently paid in full, or by contributions to one or more trusts established to fund the plan, program, policy or practice in question.

      The qualifications of each employee of the Company for employment under applicable immigration laws have been reviewed, a properly completed Form I-9 is on file with respect to each such employee, and the Company is in compliance with the Immigration Reform and Control Act of 1986, as amended.

      4.17 Governmental and Other Approvals. The Company's business has been, and is being, conducted in compliance with all applicable laws, ordinances, or other rules or regulations and all consents, authorizations, licenses, permits, orders, certificates, registrations or qualifications required under applicable law or regulation, federal, state and local, necessary to the ownership of all of its assets and to the operation of its business as presently conducted. ("CONSENT"). No Consent by any federal, state or local government or any arbitral panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except as set forth on Schedule 4.17 and except for (i) the filing of the documents referred to in Section 1.2 in accordance with the Virginia Corporation Law and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing with the Securities and Exchange Commission ("SEC") of an information statement relating to the appraisal rights of Dissenting Stockholders (as amended or supplemented from time to time, the "INFORMATION STATEMENT") and such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iii) such other Consents of Governmental Entities that are not "federal" (within the meaning of the following sentence) as to which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, unless the context otherwise requires any reference to "FEDERAL" includes any federal or national government or multi-national organization or body, and any reference to "STATE" includes any state or provincial government.

      Each Consent is valid and in full force and effect. To the Company's knowledge, no event has occurred or circumstance exists that may constitute or result directly or indirectly in a violation of any term or requirement of any Consent or in the revocation, withdrawal, suspension, cancellation or termination of, or modification to, any Consent. The Company has not received any notice or communication regarding any violation or potential violation of any Consent or regarding any actual or proposed revocation, withdrawal, suspension, cancellation, termination of or modification to any Consent. All applications required to have been filed for the renewal of each Consent have been duly filed in a timely basis. The Company does not have any expectation that, based upon the operations of the Company to date, any customer, supplier or other person will not maintain its relationship with the Company as previously maintained and conducted after the date hereof and the Closing Date.

      4.18 Accounts; Accounts Receivable. The Company's Costs and Estimated Earnings in Excess of Billings ("COSTS IN EXCESS") and Billings in Excess of Costs and Estimated Earnings ("BILLINGS IN EXCESS") as reflected on the March 31, 2001 balance sheet have been properly calculated in accordance with GAAP and in a manner that is consistent with prior practices. To the Company's knowledge,
(i) the underlying assumptions related to the cost to complete projects under contract as of such date are reasonable and (ii) any estimates related to the cost to complete projects under contract as of such date have been prepared in a manner to properly reflect the total costs to complete all such projects taken in the aggregate. Parent acknowledges that material changes may occur in the estimates related to the cost to complete projects under contract and that materially adverse changes in such estimates have frequently occurred in connection with completed projects. All of the accounts receivable of the Company arose in the ordinary course of business and represent accounts validly due for goods sold or services rendered and are validly incurred indebtedness on the part of those obligated thereon and are not subject to counterclaim or set-off other than with respect to credits which arose in the ordinary course of business.

      4.19 Brokerage. The Company has not dealt directly or indirectly with any broker or finder in connection with the transactions contemplated herein.

      4.20 Labor Relations. There is no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company nor any basis therefor. There is no proceeding pending or, to the knowledge of the Company, threatened before the National Labor Relations Board that arises out of or pertains to the business of the Company nor any basis therefor. The Company has not experienced any work stoppage or other labor difficulty or any unionization attempt over the last five years except as set forth in Schedule
4.20. Except as set forth on Schedule 4.20, there is no discrimination charge (relating to sex, age, race, national origin, handicap or veteran status) pending before any federal or state agency or authority nor any basis therefor, and there is no labor strike or similar dispute or labor arbitration proceeding pending or to the knowledge of the Company or any Seller threatened against or involving the Company nor any basis therefor that arises out of or pertains to the business of the Company. There is no outstanding demand for union representation of employees of the Company. No representation question is pending before the National Labor Relations Board involving any attempt to organize a bargaining unit including any employees of the Company, and no labor grievance has been filed within the past 12 months with the Company that arises out of or pertains to its business. Except as set forth on Schedule 4.20, the Company is not a party to any collective bargaining agreement and is not currently negotiating a collective bargaining agreement with respect to its employees.

      4.21(a) Product Warranty. With the exception of breaches of contracts or warranties that are correctable and normally encountered in the ordinary course of business, each product and service licensed, manufactured, sold, leased, or delivered to a customer of the Company in connection with the Company's business has been provided in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no liability (and has no knowledge of any basis) for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand for replacement or repair thereof or other damages in connection therewith. Except as set forth on
Schedule 4.21(a), no product or service licensed, manufactured, sold, leased, or delivered in connection with the Company's business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of license, sale or lease. Schedule 4.21(a) sets forth the standard terms and conditions of license, sale or lease, including warranties, pursuant to which the Company licenses, sells or leases its products.

            (b) Product Liability. The Company presently has no liability (and, to the knowledge of the Company, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered in connection with the Company's business.

            (c) Product Defects. There is no defect in the design, source codes, production or manufacture of the software and/or other products currently manufactured or sold by the Company not correctable and normally encountered in the ordinary course of the Company's business which would or could reasonably be expected to adversely affect the safety, performance or quality of such products. There is no defect in the design, source codes, production or manufacture of the software and/or other products sold by the Company prior to the Closing Date not correctable and normally encountered in the ordinary course of the Company's business which would or could reasonably be expected to adversely affect the safety, performance or quality of such products. Except as set forth on Schedule 4.21, there are no warranties concerning the products sold by the Company either currently or prior to the Closing Date.

      4.22 Corporate Name. Except as disclosed on Schedule 4.22, (a) no other person or business has received from the Company the right to use, nor is there any person or business using, any corporate name of the Company, any tradename set forth in Schedule 4.11, or any variant thereof, singly or in combination with any other term, and (b) no person or business has attempted to restrain the Company from using any such name or any variant thereof, singly or in combination with any other term.

      4.23 Prepayment of Liabilities. Except as disclosed on Schedule 4.23, the Company has no liability for borrowed money which cannot be prepaid at any time without penalty.

      4.24 Compliance With the Foreign Corrupt Practices Act and Export Control and Anti-Boycott Laws

            (a) The Company and, to the knowledge of the Company, its directors, officers, employees, agents, contractors and other representatives have not, to obtain or retain business, directly or indirectly made any illegal contribution, gift, bribe, rebate, payoff, influence, payment, kickback, or other payment to:

            (i) any person who is an official, officer, agent, employee or representative of any governmental body, or of any existing or prospective customer (whether government-owned or non-government-owned);

            (ii)  any political party or official thereof;

            (iii) any candidate for political or political party office; or

            (iv)  any other individual or entity.

            (b) Except as set forth on Schedule 4.25, the Company has made all payments to third parties by check mailed to such third parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

            (c) Each transaction is properly and accurately recorded on the books and records of the Company, and each document on which entries in the Company's books and records are based is complete and accurate in all respects. The Company maintains a system of internal accounting controls adequate to insure that the Company maintains no off-the-books accounts and that the Company's assets are used only in accordance with the Company's management directives.

            (d) The Company has at all times been in compliance with all statutes, regulations and other legal requirements relating to export control and trade embargoes. No product sold or service provided by the Company during the last five years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya, or North Korea.

            (e) The Company has not violated the anti-boycott prohibitions contained in 50 U.S.C. Section 2401 et seq. or taken any action which can be penalized under Section 999 of the Internal Revenue Code. Except as set forth in Schedule 4.25, during the last five years, the Company has not been a party to, is not a beneficiary under, and has not performed any service or sold any product under, any contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates, or the Republic of Yemen.

            4.25 Insider Interests. Except as disclosed on Schedule 4.25, to the Company's knowledge no present or former officer or director or "AFFILIATE" or "ASSOCIATE" (as such terms are defined in Rule 405 under the Securities Act) of the Company has (a) any interest in any property used in or pertaining to the business of the Company, (b) any contract, commitment, arrangement or understanding with the Company other than those listed on Schedule 4.16 or (c) any equity interest (other than an investment in a publicly held corporation not exceeding one percent (1%) of the outstanding capital stock of such corporation) with any customer, competitor or supplier of the Company.

            4.26 Disclosure. No representation or warranty made by the Company or either Principal in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate, instrument or agreement delivered or to be delivered by the Company or either Principal to the Parent contains or will contain any untrue statement of fact or omits or will omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. All material facts known to the Company relative to the business, operations, properties, assets, liabilities (whether accrued, absolute, contingent or otherwise), financial condition and prospects of the Company have been disclosed to the Parent by the Company and the Sellers. Nothing in any Schedule to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with particularity and describes the relevant facts in detail.

            4.27 No Material Change. Since June 30, 2000, except as disclosed in any schedule or Financial Statements delivered by the Company to the Parent prior to the execution of this Agreement and incorporated herein, the Company has not (a) suffered any damage, destruction or loss (whether or not covered by insurance) exceeding $50,000 in the aggregate, (b) had any Materially Adverse Change in its condition (financial or other), operations, business, business outlook or property (and no event has occurred that may result in such a material adverse change) or (c) done anything which, if done between the date hereof and the Effective Time, would violate any provision of Section 7.5 hereof.

            4.28 Conduct of Business. Except as set forth on Schedule 4.28 or in any schedule or Financial Statements delivered by the Company to the Parent prior to the execution of this Agreement and incorporated herein, since June 30, 2000 the Company has not (i) incurred any indebtedness for borrowed money; (ii) entered into any agreement requiring the maintenance of a specified net worth; (iii) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; (iv) made any loans, advances or capital contributions to, or investments in, any other individual, firm or corporation; (v) mortgaged, pledged or otherwise subjected to any lien any of its assets or property; (vi) made any tax election or settled or compromised any federal, state, local or foreign income tax liability;
      (vii) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the June 30, 2000 balance sheet or incurred in the ordinary course of business consistent with past practices since the date thereof, (viii) cancelled, compromised, waived or released any right or claim outside the ordinary course of business or involving in the aggregate more than $25,000, (ix) increased the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company to, or made any other change in the terms of employment of, or made any loan to, or entered into any other transaction outside the ordinary course of business with, any of its directors, officers or employees, (x) declared or paid any dividend, declared payment, declared any split or made any other distribution (whether in cash, stock, property or any combination thereof) in respect of the Common Stock, or purchased, acquired or redeemed any shares of the Common Stock, or (xi) issued any stock options or warrants for the purchase of Common Stock.


                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Except as set forth on the disclosure letter delivered by the Parent and Merger Sub to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub represent and warrant to the Company as of the date hereof as follows. All references to schedules in this Article V are intended as references to Schedules of the Parent Disclosure Letter:

            Section 5.1 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of Parent and Merger Sub has full power and authority (corporate and other) to own, operate and lease its respective properties and to conduct its respective business in the manner in which and in the places where such properties are owned, operated or leased and such business is now conducted or proposed to be conducted. Each of Parent and Merger Sub is not in breach of any provision of either of its respective articles of incorporation or by-laws, complete and accurate copies of which are attached as Exhibit 5.1. The minute books containing the records of meetings of the shareholders, the board of directors and any committees of the board of directors, the stock certificate books and the stock record books of each of Parent and Merger Sub are correct and complete.

Each of Parent and Merger Sub is duly qualified, licensed and authorized to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 5.1, and there is no jurisdiction not so listed in which the ownership of each of the Parent's or Merger Sub's properties or the conduct of its respective business requires such qualification in which the failure to so qualify would have a material adverse effect on the Parent's or Merger Sub's business or results of operations. Neither of the Parent or Merger Sub has received any written notice within the last three years from the Secretary of State or comparable official of any jurisdiction to the effect that the Parent or Merger Sub is required to be qualified or otherwise authorized to do business therein, in which jurisdiction the Parent or Merger Sub has not qualified or obtained such authorization.

      Section 5.2. Authority; Noncontravention.

            (a) Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger will (i) if Parent or Company shareholders elect the issuance of sufficient shares of Parent Common Stock as merger consideration such that the Parent will issue shares of Parent Common Stock in number equal to or greater than twenty percent (20%) of the number of shares of Parent Common Stock issued and outstanding immediately prior to the Effective Time require the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock, voting together as a single class (the "PARENT STOCKHOLDER APPROVAL"), which is the only vote of the holders of any class or series of the capital stock of the Parent necessary to approve the Merger, this Agreement and the transactions contemplated thereby, and (ii) require the approval of the Parent, as the holder of all of the outstanding Merger Sub capital stock (the "MERGER SUB STOCKHOLDER APPROVAL"), which is the only approval of the holder of the capital stock of Merger Sub necessary to approve the Merger, this Agreement and the transactions contemplated thereby. The Parent does not contemplate seeking the Parent Stockholder Approval unless and until the Parent elects to consummate the Merger and delivers to the Company the Parent's Notice of Merger Election.

            (b) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub except for the Parent Stockholder Approval and the Merger Sub Stockholder Approval. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, and general equitable principles.

            (c) Except as set forth in Schedule 5.2 of the Parent Disclosure Letter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Sub or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in Section 5.2(d), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Sub or any other subsidiary of Parent or their respective properties or assets other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect, (y) impair in any material respect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or (z) prevent or materially delay consummation of any of the transactions contemplated by this Agreement.

            (d) No Consent of any Governmental Entity is required by or with respect to Parent, Merger Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of the documents referred to in
Section 1.2 hereof in accordance with the Virginia Corporation Law and similar documents with the relevant authorities of other states in which the Parent or Merger Sub is qualified to do business, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act and state securities laws, including without limiting the generality of the foregoing, the filing of a Registration Statement on Form S-4 in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the SEC, and (iii) such other Consents as to which the failure to obtain or make would not have a Material Adverse Effect.

      Section 5.3. SEC Documents; Financial Statements; No Undisclosed Liabilities.

            (a) Parent has filed, and made available to the Company true and complete copies of, all reports, schedules, forms, statements, exhibits and other documents required to be filed with the SEC since November 30, 2000 (the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event has occurred since the filing of the most recent Parent SEC Document which would have a Material Adverse Effect on Parent or as the result of which the Parent will be required to file a report with the SEC.

            (b) The financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable to the Parent with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (c) Except as set forth in the Parent SEC Documents, Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, have had or would have a Material Adverse Effect on Parent.

      Section 5.4. Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4, will (except to the extent revised or superseded by amendments or supplements), at the time the Form S-4 is filed with the SEC, or will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Information Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Information Statement is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

      Section 5.5. Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, during the period from December 31, 2000 through the date hereof, Parent has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been since such date
(i) any Material Adverse Change; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) with respect to Parent's capital stock or any repurchase, redemption or other acquisition by Parent of any outstanding shares of its capital stock except for repurchases from employees following their termination of employment pursuant to the terms of their existing stock option or purchase agreements; and except for repurchases in connection with the Parent's ongoing stock buy back program and in connection with the CompuDyne Employee Stock Purchase Plan, (iii) any adjustment split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; (iv) any amendment, waiver or modification of any material term of any outstanding capital stock of Parent; (v) any incurrence, assumption or guarantee by Parent of any material indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice; or (vii) any condition, event or occurrence which, individually or in the aggregate, would have a Material Adverse Effect.

      Section 5.6. Interim Operations of Merger Sub. Merger Sub was formed on May 11, 2001 solely for the purposes of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      Section 5.7. Capital Structure. The authorized capital stock of Parent consists of 15,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock. As of the date of this Agreement, (i) five million three hundred seventeen thousand nine hundred thirty nine (5,317,939) shares of Parent Common Stock are issued and outstanding, (ii) no shares of preferred stock are issued and outstanding, (iii) no shares of Parent Common Stock are reserved for issuance upon conversion of the preferred stock, and (iv) one million four hundred and two thousand three hundred thirty four (1,402,334) shares of Parent Common Stock are reserved for issuance pursuant to outstanding options and warrants to purchase Parent Common Stock. There are no other authorized shares of any other class. All outstanding shares of Capital Stock have been validly issued by the Parent and are fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 5.7, no shares of Capital Stock have been reserved for issuance for any purpose and there is no subscription, option, warrant, call, right, contract, commitment, understanding or arrangement relating to the issuance, sale or transfer by the Parent of any shares of Capital Stock including any right of conversion or exchange under any outstanding security or other instrument. The issuance and sale of all shares of Capital Stock have been in full compliance with all applicable federal and state securities laws. Merger Sub is a wholly-owned direct subsidiary of Parent.

      Section 5.8. Litigation. Except as set forth on Schedule 5.8, there is no action, suit, claim, demand, investigation or proceeding pending or, to the knowledge of the Parent or Merger Sub, threatened against, relating to or affecting the Parent or Merger Sub or its business or which would in any way affect the transactions contemplated by this Agreement, and to the knowledge of the Parent or Merger Sub there is no basis for any of the foregoing. No order, writ, injunction or decree has been issued by or requested of any court or governmental agency which might result in any adverse change in the business, property or assets or in the condition, financial or otherwise, of the Parent or Merger Sub or which might adversely affect the transactions contemplated by this Agreement. Neither the Parent nor Merger Sub has been subject to any bankruptcy or other insolvency proceedings.

      Section 5.9. Compliance with Laws, Etc. The conduct by Parent and its subsidiaries of their business is in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a Material Adverse Effect, impair in any material respect the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

      Section 5.10. [Intentionally Omitted]

      Section 5.11. Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

      Section 5.12 Taxes.

            (a) Except as disclosed on Schedule 5.12, the Parent has filed all income, franchise, sales and other tax returns, declarations, statements and reports of every nature, including any schedule or attachment thereto and including any amendment thereof ("Parent Tax Return") required to be filed by it accurately reflecting any and all taxes owing to the United States or any other government or any subdivision thereof, state or local, or any other taxing authority, and has paid in full or made adequate provision as part of its current liabilities in the financial statements included in the Parent SEC Documents for the payment of all taxes with respect to all tax periods ending on or before the Closing Date (including penalties and interest) for which the Parent has or may have liability, whether or not shown on any Parent Tax Return. The Parent has delivered or made available to the Company copies of, and Schedule 5.12 contains a complete and accurate list of, all Parent Tax Returns filed by the Parent since December 31, 1999. Except as disclosed on Schedule 5.12, there is no unassessed tax deficiency proposed or to the knowledge of the Parent threatened against the Parent. There are, and will hereafter be, no net tax deficiencies (including penalties and interest) of any kind assessed against or relating to the Parent with respect to any of the taxable periods ending on or before the Closing Date. The Parent is not currently the beneficiary of any extension of time within which to file any Tax Return. Except as disclosed on Schedule 5.12, no claim has ever been made to the Parent by any authority in a jurisdiction where the Parent does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

            (b) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign tax return of the Parent for any period. The federal income tax returns of the Parent were last audited by the Internal Revenue Service for the fiscal year ended December 31, 1984. To the Parent's knowledge, no state, local or foreign taxing authority has ever audited any tax return or report filed therewith by the Parent Proper amounts have been withheld by the Parent from its employees, independent contractors and other third parties in compliance with the tax withholding provisions of all applicable federal, state, local, foreign and other laws, and timely deposits have been made of all payroll taxes due. Payment has been timely made by the Parent of all estimated income taxes and other taxes of any kind due.

      The Parent has not filed any consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations. The Parent has not made any payments, is not obligated to make any payments and will not be so obligated by reason of the transactions contemplated hereby, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under
Section 280G of the Code. The Parent has disclosed on its federal income tax returns all positions taken therein that could give rise to an underpayment of federal income tax to which Section 6662 of the Code applies. The Parent is not a party to any tax allocation or sharing agreement. The Parent has never been a member of an Affiliated Group within the meaning set forth in Section 1504(a) of the Code.

      Section 5.13 Environmental, Health and Safety Matters

      Except as disclosed in Schedule 5.13:

            (a) The Parent is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Parent has no basis to expect, nor has it received, any actual or threatened order, notice, or other communication from (i) any governmental authority or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Parent, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

            (b) There are no pending or, to the knowledge of the Parent, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any Facility.

            (c) The Parent has no knowledge of or any basis to expect, nor has it received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Parent have been transported, treated, stored, handled, transferred, disposed, recycled or received.

            (d) The Parent has no Environmental, Health, and Safety Liabilities with respect to any Facility or, to the knowledge of the Parent, with respect to (i) any Facility, or (ii) any property geologically or hydrologically adjoining any Facility.

            (e) There are no Hazardous Materials present on or in the Environment at any Facility or to the Parent's knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither the Parent nor, to the knowledge of the Parent, any other person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility except in full compliance with all applicable Environmental Laws.

            (f) There has been no Release or, to the knowledge of the Parent, Threat of Release, of any Hazardous Materials at or from any Facility, or to the knowledge of the Parent any geologically or hydrologically adjoining property, whether by the Parent or any other person.

            (g) The Parent has delivered to the Company true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Parent pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by the Parent or any other person for whose conduct it is or may be held responsible, with Environmental Laws.

      Section 5.14 Disclosure. No representation or warranty made by the Parent in this Article 5, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate, instrument or agreement delivered or to be delivered by the Parent to the Company contains or will contain any untrue statement of fact or omits or will omit to state a material fact or any fact necessary to make the statements contained herein or therein not materially misleading. All material facts known to the Parent relative to the business, operations, properties, assets, liabilities (whether accrued, absolute, contingent or otherwise), financial condition and prospects of the Parent have been disclosed to the Company. Nothing in any Schedule to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with particularity and describes the relevant facts in detail.


                                   ARTICLE VI

                                    COVENANTS

      As set forth hereafter in sections 6.1 through 6.8 hereof, the Company agrees that:

      Section 6.1. Conduct of Business. During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their business in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, endeavor in good faith to preserve intact their current business organizations, keep available the services of their current officers and employees (as a group) and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, other than as set forth in Schedule 6.1 of the Company Disclosure Letter, during the period from the date of this Agreement to the Effective Time, the Company agrees, except as otherwise consented to or approved by an authorized officer of Parent in writing or as required by this Agreement, that:

            (a) The business, operations, activities and practices of the Company shall be conducted only in the ordinary course and consistent with past practice and prudent business practice and in full compliance with applicable law;

            (b) No change shall be made in the charter or by-laws of the Company, except as required for the issuance of the 7.5% Cumulative Preferred;

            (c) No change shall be made in the number of shares of authorized or issued capital stock of the Company, with the exception of the issuance of the 7.5% Cumulative Preferred, nor shall any option, warrant, call, right, commitment or agreement of any character be granted or made by the Company relating to its authorized or issued capital stock; nor shall the Company issue, grant or sell any securities or obligations convertible into shares of capital stock of the Company;

            (d) Neither the Company nor any of its officers, directors or agents will, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of Company Common Stock, assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory in the normal course)(any such transaction referred to hereinafter as an "ACQUISITION"); provided however, that the Company's Board of Directors may, to the extent reasonably necessary in the exercise of its fiduciary duties, entertain bona fide offers relating to an Acquisition (where bona fide offers include only offers of Acquisition for a stated amount with respect to which the potential acquirer has demonstrated financial capacity to consummate the offer). The Company will immediately notify the Parent regarding any contact between the Company or its representatives and any other person regarding any such offer or proposal or any related inquiry;

            (e) the Company will not (i) incur any indebtedness for borrowed money, other than the current line of credit with Civic Bank; (ii) enter into any agreement requiring the maintenance of a specified net worth, other than under the current line of credit with Civic Bank; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other individual, firm or corporation; (iv) make any loans, advances or capital contributions to, or investments in, any other individual, firm or corporation; (v) mortgage, pledge or otherwise subject to any lien any of its assets or property; (vi) make any tax election; (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the March 31, 2001 balance sheet or incurred in the ordinary course of business consistent with past practices since the date thereof, (viii) cancel, compromise, waive or release any right or claim outside the ordinary course of business or involving in the aggregate more than $25,000, (ix) increase the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company to, or make any other change in the terms of employment of, or make any loan to, or enter into any other transaction outside the ordinary course of business with, any of its directors, officers or employees, or (x) declare or pay any dividend or declare payment or make any other distribution (whether in cash, stock, property or any combination thereof) in respect of Company Common Stock, or purchase, acquire or redeem any shares of the Common Stock;

            (f) the Company will use its best efforts to preserve its business organization intact, to keep available to itself the present services of its employees, and to preserve for itself the goodwill of its suppliers, customers and others with whom business relationships exist;

            (g) the Company will not make or amend or cancel any contracts of the nature required to be disclosed in writing pursuant to Article IV hereof other than in the ordinary course of business, consistent with past practice;

            (h) the Company will notify the Parent as soon as practicable after the receipt of any notice that it has not performed all the current and past obligations involving $25,000 or more to be performed by it under any contract, agreement, commitment or instrument to which it is a party;

            (i) the Company will not take, agree to take, or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of its business, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or (except as otherwise contemplated by this Agreement including by this Section 6.1) which would cause any of the representations or warranties of the Company contained herein to be or become untrue or which would require any amendment or supplement to any Schedule; and

      Section 6.2. Action by Company Stockholders.

                  (a) Promptly following the execution of this Agreement, subject to the approval of an amendment to the Company's Articles of Incorporation to provide for stockholder action as permitted by Section 13.1-657
A.2 of the Virginia Corporation Law, the Company will, through its Board of Directors, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders and submit this Agreement and the Merger to the Major Stockholders and the holders of the Company Preferred Stock for approval by written consent as provided in Division 1, Chapter 12 of the California Corporation Law. If the Agreement and Merger are approved, except as permitted under Section 9.1 the Company may not abandon the Agreement and Merger except upon the affirmative vote of Company stockholders holding shares which would be sufficient to approve a merger under the Virginia Corporation Law.

                  (b) If the Parent elects to consummate the Merger and deliver to the Company a Parent's Notice of Merger Election, the Company will make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement, and otherwise will render reasonable assistance to Parent in connection with the Merger.

      Section 6.3. Letter of the Company's Accountants. If the Parent elects to consummate the Merger and deliver to the Company a Parent's Notice of Merger Election, the Company shall use its commercially reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      Section 6.4. Access to Information. From the date hereof until the Effective Time or the termination of this Agreement, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, customers and suppliers, and books and records of the Company and its subsidiaries (including to perform any environmental studies), will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may request, will furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of federal or state securities laws and will instruct the Company's and its subsidiaries employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company and the subsidiaries, including, without limitation, in connection with Parent's obtaining title reports, surveys, environmental reports and similar reports or studies with respect to properties owned or leased by the Company or its subsidiaries, and will exercise all reasonable efforts to obtain from landlords such estoppel certificates as Parent may request.

      Section 6.5 [Intentionally Omitted]

      Section 6.6. Cooperation in Arrangements with Lenders. The Company shall, and shall cause its subsidiaries to cooperate with and assist Parent and its professionals and advisors in arranging for the prepayment at the Effective Time of all indebtedness of the Company and its subsidiaries that Parent identifies to the Company it elects to prepay and otherwise ensuring that no "DEFAULT" or "EVENT OF DEFAULT" (under and as defined in the Credit Agreement dated as of November 30, 1998 among Parent and certain of its subsidiaries and LaSalle Bank, N.A., (f/k/a as LaSalle National Bank) as lender) shall occur by virtue of the Surviving Corporation becoming a wholly-owned t subsidiary of Parent at the Effective Time, and shall provide whatever other assistance and cooperation Parent and its professionals and advisors might reasonably request in connection with any of the foregoing.

      Section 6.7. [Intentionally Omitted].

      Section 6.8. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, the Company will hold, and will use its reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, any and all information received from Parent, directly or indirectly, in confidence in accordance with the non-disclosure agreement entered into between the Parent and Company dated July 23, 1998 (the "CONFIDENTIALITY AGREEMENT").

      As set forth hereafter in sections 6.9 through 6.18, Parent agrees that:

      Section 6.9. Access to Information. From the date of any issuance by the Parent of the Parent's Notification of Merger Election until the Effective Time, Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives reasonable access (during normal business hours and upon reasonable notice) to the officers, accountants, auditors, counsel and other representatives of Parent and its subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request under the circumstances, will furnish promptly to the Company a copy of each report, schedule, registration statement and other document filed by Parent during such period pursuant to the requirements of federal or state securities laws and will instruct Parent's and its subsidiaries counsel and financial advisors to cooperate with the Company in its investigation of the business of Parent and the subsidiaries. Notwithstanding the foregoing, the Company shall not be entitled to (a) non-public information that Parent reasonably concludes can not or should not be disclosed to the Company for competitive reasons or applicable securities laws,
(b) obtain title reports, surveys, environmental reports or similar reports or studies with respect to properties owned or leased by Parent or its subsidiaries (but the Company shall have the right to review any such reports in the possession of Parent) or (c) access to non-officer employees or customers or suppliers of Parent or its subsidiaries.

      Section 6.10. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable commercial efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

      Section 6.11. Obligations of Merger Sub. As of the Effective Time, Merger Sub will be a wholly-owned direct subsidiary of Parent. If the Parent elects to consummate the Merger and delivers to the Company a Parent's Notice of Merger Election, Parent will take all action, and provide all financing, necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      Section 6.12. [Intentionally Omitted]

      Section 6.13. Letter of Parent's Accountants. Parent shall use its commercially reasonable efforts to cause to be delivered to the Company a letter of Deloitte & Touche, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      Section 6.14. [Intentionally Omitted].

      Section 6.15. Director and Officer Liability.

            (a) From and after the consummation of the Merger, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time (copies of which have been made available to Parent) and (ii) any indemnification provisions under the Company's Second Amended and Restated Articles of Incorporation or Amended and Restated By-laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 6.15, together with their heirs, shall be referred to as, individually, the "INDEMNIFIED PARTY"). The Second Amended and Restated Articles of Incorporation and Amended and Restated By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of three years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

            (b) Notwithstanding anything to the contrary contained in this Agreement, from and after the date hereof, except to the extent that Parent reasonably objects, the Company may enter into indemnification agreements, or amend existing indemnification agreements, with current directors and officers of the Company providing for such provisions as are customary under Virginia law.

            (c) The Indemnified Parties are intended third party beneficiaries of this Section to the extent such provisions benefit any such Indemnified Party, but the foregoing shall not limit the right of the Company and Parent to agree to any amendment or modification of such provisions prior to the Effective Time without the consent of any Indemnified Party.

      Section 6.16. Current Reporting Company. During the period commencing at the Effective Time and ending on the third anniversary thereof, Parent shall maintain current public information (as defined in SEC Rule 144(c)) with respect to Parent unless Parent shall cease to be a reporting company under the Exchange Act.

      Section 6.17 Registration Rights Agreements. Parent shall enter into Registration Rights Agreements with the Company and certain of the stockholders of the Company the form of which will be substantially as set forth in Exhibits 6.17a and 6.17b attached hereto.

      Section 6.18 Representation on Parent Board of Directors. After the consummation of the Merger, the Parent will nominate, and Martin Roenigk, Alan Markowitz and, if permitted to do so without violating any fiduciary duties to its constituent partners, William Blair Mezzanine Capital II, L.P., shall vote their respective shares of Parent Common Stock for election to Parent's Board of Directors, representatives of, and proposed by, the Company's Board of Directors (the persons to be nominated hereinafter referred to as the "TIBURON NOMINEES"), in such numbers such that those representatives shall constitute approximately the same percentage of Parent's Board of Directors as the percentage of total outstanding Parent Common Stock held by the former Company shareholders at the Effective Time. It is understood that the members of the Parent's Board of Directors are, under Parent's by-laws, elected for staggered, three-year terms, and the Tiburon Nominees will be nominated for full, three-year terms.

      As set forth hereafter in Section 6.19, the Company and the Parent agree:

      Section 6.19 Arbitration. If at the time of the delivery to the Company of the Parent's Notice of Merger Election there remains any Disputed Amount of Unindemnified Common Stock Purchase Agreement Loss, Parent shall so notify Company in a writing delivered within two days after the delivery of the Notice of Merger Election, and Parent shall simultaneously file a Demand for Arbitration of such claim with the American Arbitration Association. Binding arbitration of the claim shall be conducted on an expedited basis by a single arbitrator, pursuant to the Commercial Arbitration Rules of the American Arbitration Association (except such scheduling rules as are inconsistent with the provisions of this paragraph). Company shall submit its response to Parent's Demand for Arbitration within two days of receipt, and the parties shall select an arbitrator within seven days of the filing of the Demand for Arbitration; if the parties have not been able to agree upon an arbitrator within seven days, the American Arbitration Association shall select the arbitrator. All arbitration proceedings shall be held in the San Francisco Bay area. The arbitrator upon his/her appointment shall consult with the parties, in person or by telephone, and shall schedule such submissions as are deemed necessary and appropriate, but in any event the arbitrator shall render his/her award upon the claim within 30 days after the selection of the arbitrator. The arbitrator's award shall be final with respect to the amount of such Disputed Amount (if any) to be included in the Unindemnified Common Stock Purchase Agreement Loss for purposes of calculating the amount of the Consideration for Company Common Stock. All costs, fees, expenses of arbitration shall be borne as directed by the arbitrator in his/her award, and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof.


                                   ARTICLE VII

                 COVENANTS OF PARENT, MERGER SUB AND THE COMPANY

      The parties hereto agree that, if the Parent shall have elected to consummate the Merger and shall have delivered to Company the Parent's Notice of Merger Election:

      Section 7.1. Preparation of Form S-4 and the Information Statement. Prior to or promptly following the date of such Notice of Merger Election, Parent shall prepare and file with the SEC the Form S-4, in which the Information Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable commercial efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable commercial efforts to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of shares of Parent Common Stock in the Merger.

      Section 7.2. Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, Sections 6.1(d) and 6.2, if the Parent shall have elected to consummate the Merger and shall have delivered to the Company the Parent's Notice of Merger Election, each of the parties agrees to use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including using reasonable commercial efforts (i) to obtain all other necessary waivers, consents and approvals from Governmental Entities and to make all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) to obtain all necessary consents, approvals or waivers from third parties, (iii) to prepare the Form S-4 and the Information Statement and (iv) to repay, with funds of the Surviving Corporation, all of the Company's indebtedness contemplated by Section 6.6 at the Effective Time.

            (b)   Notwithstanding anything to the contrary in Section 7.2(a),
(i) neither Parent nor any of its subsidiaries shall be required to divest, or cause or permit the Company or its subsidiaries or affiliates to divest, any material portion of their respective businesses, product lines or assets; (ii) none of Parent, Merger Sub or the Company shall be required to waive any of the conditions to the Merger set forth in Article VIII; and (iii) none of the Parent, Merger Sub or the Company shall be required to take any action that would cause a condition to the Merger in Article VIII to fail to be satisfied.

      Section 7.3. Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the Nasdaq National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties.

      Section 7.4. [Intentionally Omitted]

      Section 7.5. Stock Exchange Listing. Prior to the Closing Date, Parent shall cause the shares of Parent Common Stock to be issued in the Merger, other than the shares to be issued to shareholders of the Company who are not "insiders" as defined in SEC Proposed Rule 159 under the Securities Act but who are "Major Shareholders" who executed the Stockholders Agreement, to be approved for listing on the NASDAQ National Market, subject to notice of issuance.

      Section 7.6. Takeover Statutes. If any "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

      Section 7.7. Tax Consequences. The parties intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The parties shall not take a position on any tax return inconsistent with this Section 7.7. Each of the parties agrees not to take any action either prior to or after the Effective Time that would cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

      Section 8.1. Conditions to the Obligations of Each Party The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

            (a) the Company Stockholder Approval, the Merger Sub Stockholder Approval, and, if required, the Parent Stockholder Approval shall have been obtained;

            (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or statute, rule or regulation (collectively, "RESTRAINTS") preventing the consummation of the Merger shall be in effect;

            (c) the shares of Parent Common Stock issuable to the holders of the Company Common Stock, other than the shares to be issued to shareholders of the Company who are not "affiliates" as contemplated in Section 7.4 but who are "Major Shareholders" who executed the Stockholders Agreement in the Merger, shall have been approved for listing on the NASDAQ National Market, subject to official notice of issuance; and

            (d) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any other federal and material "blue sky" and other state securities laws applicable to the issuance of the shares of Parent

Common Stock shall have been complied with.

            (e) any Disputed Amount of any Unindemnified Common Stock Purchase Agreement Loss shall have been resolved by an arbitration award in accordance with the provisions of Section 6.19 hereof.

            (f) the consent of the holders of Company Preferred Stock to the transactions described in Section 2.6(b), the consent of the holders of Tiburon Justice Systems, Inc. Series A Preferred Stock to the transactions described in
Section 2.6(c), and the consent of the holders of warrants to purchase Company Common Stock to the transactions described in Section 2.6(d) shall have been obtained.

            (g) There shall not be pending any action by any Governmental Entity or any statute, rule or regulation of any Governmental Entity of competent jurisdiction (i) challenging or seeking to make, or having the effect of making, illegal or to restrain or prohibit the consummation by Parent, Company, or Merger Sub of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith, (ii) seeking to restrain or prohibit, or having the effect of restraining or prohibiting, Parent's or Merger Sub's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its subsidiaries, or, in connection with the Merger, of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, or, in connection with the Merger, of Parent and its subsidiaries and affiliates, (iii) seeking to impose, or having the effect of imposing, material limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares (excluding statutes, rules or regulations, such as securities laws, pertaining to limitations on the acquisition, holding or disposition of securities generally), including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, (iv) seeking to require, or having the effect of requiring, divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) seeking to prohibit, or having the effect of prohibiting, Parent or any of its subsidiaries from effectively controlling in any material respect the business and operations of the Company; and

            (h) closing under both the Common Stock Purchase Agreement and the Preferred Stock Purchase Agreement shall have occurred.

      Section 8.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction of the following conditions:

            (a) Parent shall, in the exercise of its sole and absolute discretion, have elected to consummate the Merger and shall have delivered to the Company the Parent's Notice of Merger Election.

            (b) The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (c)   Parent shall have received the agreements referred to in
      Section 7.4.

            (d) The Parent and Merger Sub shall have been furnished with the opinions of Ober, Kaler, Grimes & Shriver and Hopkins & Carley, counsel to the Company ("Counsel for the Company"), dated the Closing Date, in the forms attached hereto as Exhibit 8.2.

      Section 8.3. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

            (a) Parent shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

            (b) Since the date of this Agreement, there has not been a Material Adverse Change in Parent.

            (c) The Company and Counsel for the Company shall have been furnished with the opinion of Tyler Cooper & Alcorn, LLP, counsel to the Parent and Merger Sub, dated the Closing Date, in the form attached hereto as Exhibit 8.3.


                                   ARTICLE IX

                                   TERMINATION

      Section 9.1. Termination. This Agreement may (and, as provided in Section 9.1(b), shall) be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

            (a)   by the Parent at its election in its sole discretion;

            (b) by the Company with the written consent of the Parent or automatically without any action by the Company if the Parent has not delivered to the Company the Parent's Notice of Merger Election on or before September 30, 2002;

            (c)   by either Parent or the Company:

                  (i) if the Merger shall not have been consummated within 180 days from the delivery to the Company of the Parent's Notice of Merger Election for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1 (c)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

                  (ii)  if any Restraint having any of the effects set forth in
            Section 8.1(b) shall be in effect and shall have become final and nonappealable.

                  (iii) if the Company Stockholder Approval shall not have been obtained, or, if obtained, shall have been rescinded and this Agreement and the Merger abandoned as contemplated in Section 6.2(a) of this Agreement; provided, that the Company shall have no right to terminate this Agreement if the Company has materially breached the provisions of Section 6.2 of this Agreement.

      Section 9.2. Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except as set forth in the next sentence and except that the agreements contained in Sections 6.2, 9.2, 9.3 and Article X shall survive the termination hereof. No such termination shall relieve any of the Company, Parent or Merger Sub, as the case may be, from liability for damages arising (a) from any willful or intentional breach of this Agreement or (b) from their obligations under this Section 9.2, Section 9.3 and Article X. If this Agreement is terminated as provided herein, each party (the "REDELIVERING PARTY") upon request therefor shall redeliver all documents, work papers and other materials obtained (whether before or after execution of this Agreement) by the Redelivering Party from the requesting party in connection with the transaction contemplated hereby, together with all copies thereof in the possession of the Redelivering Party.

      Section 9.3. Fees and Expenses.

            (a) Except as specifically provided in this Section 9.3, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            (b) Parent and the Company shall each pay one-half of all printing costs and SEC filing fees for the Information Statement and the Form S-4; provided that if the Merger is not consummated under circumstances (other than those described in Section 9.1(c)(iii)) which would permit the Parent to terminate this Agreement, Parent shall pay all of such expenses.


                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Definitions. For all purposes of this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, as the case may be, a material adverse effect on the business, financial condition, results of operations, or assets of such entity, including subsidiaries thereof, taken as a whole; except that, as used on
Section 8.3(b), Material Adverse Effect means any change or effect, as the case may be, which has a catastrophic effect on the Parent, and its respective subsidiaries taken as a whole. This definition shall have no relevance to the interpretation of any usage in this Agreement of the term

"material" other than in the two phrases defined in this Section.

      Section 10.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

      if to Parent or Merger Sub, to:

            7249 National Drive
            Hanover, Maryland 21076
            Telecopy:   (410) 712-0677
            Attention:  Martin A. Roenigk
                        Chief Executive Officer

      with a copy to:

            Tyler, Cooper & Alcorn, LLP
            Cityplace-35th Floor, 185 Asylum Street
            Hartford, Connecticut 06103
            Telecopy:   (860) 278-3802
            Attention:  Robert J. Metzler, II

      if to the Company, to:

            Tiburon, Inc.
            39350 Civic Center Drive
            Suite 280
            Fremont, CA 94538
            Attention:  Bruce A. Kelling
            Telephone:  (510) 792-2108
            Telecopy:   (510) 792-2897

      with a copy to:

            Ober, Kaler, Grimes & Shriver
            Fifth Floor
            1401 H Street, N.W.
            Washington, D.C.  20005-2110
            Attention:  Stephen L. Parker, Esquire
            Telephone:  (202) 408-8400
            Telecopy:   (202) 408-0640

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

      Section 10.3. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except that the Parent's representations and warranties shall survive until three months after the later of (i) the Effective Time or (ii) the filing of the Parent's Form 10-K for the period which includes the date of this Agreement.

      Section 10.4. Indemnification

            (a) The Parent agrees to indemnify and hold harmless each recipient of (i) Consideration for Company Common Stock, and (ii) the right to receive Consideration for Company Common Stock (an "indemnified party"), from and against any and all loss, costs, damages and expenses (including court costs and attorneys' fees and expenses) which such recipient may sustain resulting from, arising out of, relating to or caused by (i) any breach by the Parent of any covenant or other agreement of the Company contained herein and to be performed on or before the Closing, or (ii) any breach of any representation or warranty made by the Company herein or in any certificate delivered pursuant to this Agreement.

No indemnified party shall be deemed to waive any claim for indemnification hereunder by reason of its knowledge or reason to know, prior to the occurrence of the Closing, of any such non-compliance, non-performance, inaccuracy or breach.

            (b) If an indemnified party under this Section 10.4 receives notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any action or proceeding which may give rise to an obligation of the Parent to indemnify such indemnified party (a "Third Party Claim"), such indemnified party shall give the Parent reasonably prompt written notice thereof but in any event not later than 60 days after becoming aware of such Third Party Claim; provided, that a notice of a Third Party Claim may be given jointly by multiple indemnified parties, and only one notice to Parent shall be required with respect to any single Third Party Claim. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the estimated amount, if practicable, of the indemnifiable loss that has been or may be sustained by such indemnified party or parties. The Parent may elect to assume the defense of any Third Party Claim, at the Parent's own expense and by the Parent's own counsel and such indemnified party shall cooperate in good faith in such defense and the Parent shall fully inform and consult with such indemnified party. If the Parent has assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement of such Third Party Claim recommended by the Parent which settlement by its terms discharges the indemnified party from any liability with respect to such Third Party Claim.

      Section 10.5. Amendments; No Waivers.

            (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, by the party to be charged therewith; provided, that, after the approval of the matters presented in connection with the Merger by the stockholders of the Company, no amendment or waiver shall be made without stockholder approval.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 10.6. Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of Parent or any wholly-owned subsidiary of Parent, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Sub of its obligations under this Agreement. Except as set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

      Section 10.7. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to its conflicts of laws principles thereof that would call for the application of the laws of any jurisdiction; provided, however, that those sections of the California Corporation Law applicable to the Merger and related transactions under Section 2115 of the California Corporations Code shall not be disregarded hereby. Each party hereto hereby (a) irrevocably and unconditionally submits in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts in the Commonwealth of Virginia, and appellate courts thereof and
(b) consents that any action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

      Section 10.8. Specific Performance. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA TO THE EXTENT SUCH COURT WOULD HAVE SUBJECT MATTER JURISDICTION WITH RESPECT TO SUCH DISPUTE, AND THE COURTS OF THE COMMONWEALTH OF VIRGINIA, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

      Section 10.9. Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a

Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      Section 10.10 Knowledge Qualifiers. Knowledge of the Company, Parent or Merger Sub shall be deemed, for purposes of Articles IV and V of this Agreement, to include the knowledge (including matters such person, in the exercise of his responsibilities, had a duty to inquire about) of officers, directors and other representatives of the Company set forth on Schedule 10.10 hereof, and of the officers and directors of Parent or Merger Sub on the date hereof and on any other date, including the Closing Date, on which a representation or warranty is given hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TIBURON, INC.



By:   /s/ Bruce Kelling
     --------------------------

Name: Bruce Kelling
      -------------------------

Its:  CEO
     --------------------------


COMPUDYNE CORPORATION


By:  /s/   Martin Roenigk
    ---------------------------

Name: Martin Roenigk
      -------------------------

Its:  Chairman
     --------------------------


NEW TIBURON, INC.

By:  /s/   Martin Roenigk
    ---------------------------

Name: Martin Roenigk
      -------------------------

Its:  Chairman
     --------------------------